    As filed with the Securities and Exchange Commission on January 13, 2003

                     Registration Statement No. ___________

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-4

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                   STRATABASE
                 (Name of Small Business Issuer in its Charter)


           Nevada                      7370                88-0414964
---------------------------- ----------------------- ----------------------
(State or jurisdiction of      (Primary Standard        (I.R.S. Employer
incorporation organization)       Industrial           Identification No.)
                               Classification Code
                                   Number)

           34595 3rd Avenue, Suite 101, Abbotsford, BC, Canada V2S.8B7
                                 (604) 504-5811
          -------------------------------------------------------------
          (Address and telephone number of principal executive offices)

                          Copies of communications to:

                                David Lubin, Esq.
                       Ehrenreich, Eilenberg & Krause LLP
                         11 East 44th Street, 17th floor
                               New York, NY  10017
                                 (212) 986-9700

Approximate date of commencement of proposed sale to the public: As soon as practicable after the requisite votes are obtained pursuant to the solicitation by Stratabase referred to in this Registration Statement.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

                         CALCULATION OF REGISTRATION FEE


                                              Proposed                  Proposed  maximum
Title  of  each  class  of  Amount  to  be    maximum aggregate         aggregate  offering      Amount  of
securities  registered      registered        offering price per share  price                   registration  fee
--------------------------- ----------------- ---------------------     ----------------------- ------------------
Common Stock, par
value $.001 per share        8,033,372             $1.46  (1)          $ 11,728,723            $ 1,079.04

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933, as amended, on the basis of the average of the bid and ask prices reported on the Over-the-Counter Bulletin Board on January 9, 2003 for the common stock, par value $.001 per share, of Stratabase, which will be converted into common stock, par value $.001 per share, of Stratabase Inc., a Canadian corporation, on a one-for-one basis pursuant to the conversion described in this Registration Statement.

                            _______________________

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.


THE INFORMATION IN THIS PROXY STATEMENT/PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT OFFER OR SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROXY STATEMENT/PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE
OFFER  OR  SALE  IS  NOT  PERMITTED.


PROXY/PROSPECTUS  SUBJECT  TO  COMPLETION,  DATED JANUARY ___ 2003

                                   STRATABASE
                           34595 3rd Avenue, Suite 101
                         Abbotsford, BC, Canada V2S.8B7


                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS


A special meeting of the stockholders of Stratabase will be held on _____, 2003, at __ a.m., at the offices of Ehrenreich Eilenberg & Krause, LLP, 11 East 44th Street, New York, New York 10017, 17th floor, for the purpose of voting upon a proposal to change the incorporation of the company from Nevada to Canada.

The continuation would be accomplished through the adoption of the proposed plan of conversion. If we complete the continuation, Stratabase will be continued under the Canada Business Corporations Act and not incorporated in Nevada and as a result will be governed by that Act. Effective on the continuation the company would change its name to Stratabase Inc.

Only stockholders of record at the close of business on _____, 2003 are entitled to notice of and to vote at the meeting.

Stockholders of record are not entitled to appraisal rights of the fair value of their shares.

If you do not expect to attend in person, please sign and return the enclosed proxy card.


By  Order  of  the  Board  of  Directors,


Trevor  Newton
Chairman,  President,  Chief  Executive
  and  Operating  Officer  and  Secretary


_________,  2003

                                                     ______________,  2003



Dear  Stratabase  stockholder:


You are cordially invited to attend a special meeting of stockholders to be held on _____, 2003 at ___ a.m. at the offices of Ehrenreich Eilenberg & Krause, LLP, 11 East 44th Street, New York, New York 10017, 17th floor. The purpose of the meeting is to allow you to vote on the proposed conversion plan that would change the company's domicile from Nevada to Canada. If we complete the conversion, the company would be governed by the Canada Business Corporations Act.

We believe that the continuation to Canada will more accurately reflect our operations, which have always been in Canada. We have never had any employees or operations in the U.S. We also believe the continuation to Canada will enable us to benefit from scientific research and development grants that are not available to non-Canadian corporations.

Stratabase common stock is currently listed for trading on the Over-the-Counter Bulletin Board under the symbol "SBSF".

The Board of Directors has declared the conversion plan advisable and recommends that you vote in favor of the continuation of the company from Nevada to Canada. Our officers and directors, who currently hold approximately 50.28% of the outstanding shares, have indicated that they intend to vote for the approval of the conversion.

We are calling a special meeting of the stockholders to vote on the plan of conversion and are soliciting proxies for use at the meeting. The record date for voting at the meeting is _____, 2003.

Stockholders of record are not entitled to appraisal rights of the fair value of their shares if they vote against the plan of conversion.


SEE "RISK FACTORS," BEGINNING ON PAGE __ FOR A DISCUSSION OF CERTAIN RISKS, INCLUDING TAX EFFECTS, RELATING TO THE CONVERSION AND THE OWNERSHIP OF COMMON SHARES IN STRATABASE.

This proxy statement/prospectus is first being mailed to holders of Stratabase common stock on or about _____, 2003.

PLEASE NOTE THAT NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROXY STATEMENT/PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THIS PROXY STATEMENT/PROSPECTUS INCORPORATES IMPORTANT BUSINESS AND FINANCIAL INFORMATION ABOUT STRATABASE THAT IS NOT INCLUDED IN OR DELIVERED WITH THIS DOCUMENT. THIS INFORMATION IS AVAILABLE WITHOUT CHARGE TO HOLDERS OF STRATABASE COMMON STOCK UPON WRITTEN OR ORAL REQUEST. REQUESTS SHOULD BE MADE TO
STRATABASE,  34595  3rd  AVENUE,  SUITE  101,  ABBOTSFORD,  BC,  CANADA V2S.8B7,
ATTENTION: SECRETARY, TELEPHONE: (604) 504-5811 TO OBTAIN TIMELY DELIVERY, YOU SHOULD REQUEST INFORMATION NO LATER THAN _____, 2003.


                              Sincerely,


                              Trevor  Newton
                              Chairman,  President,  Chief  Executive
                                   and  Operating  Officer  and  Secretary

                                TABLE OF CONTENTS


SUMMARY
       The  Company
       Factors  You  Should  Consider
       The  Special  Meeting
SUMMARY  FINANCIAL  INFORMATION
RISK  FACTORS
       Risks  Relating  to  the  Continuation
       Risks  Relating  to  the  Company
       Risks  Relating  to  our  Strategy  and  our  Industry
CONVERSION  PROPOSAL
VOTING  AND  PROXY  INFORMATION
DISSENTERS'  RIGHTS
MATERIAL  UNITED  STATES  FEDERAL  TAX  CONSEQUENCES
MATERIAL  CANADIAN  TAX  CONSEQUENCES
COMPARATIVE  RIGHTS  OF  STOCKHOLDERS
ACCOUNTING  TREATMENT
BUSINESS  OF  STRATABASE
MANAGEMENT'S  DISCUSSION  AND  ANALYSIS  OR  PLAN  OF  OPERATION
SELECTED  FINANCIAL  DATA
MARKET  PRICES,  DIVIDENDS  AND  TRADING  INFORMATION
MANAGEMENT
EXECUTIVE  COMPENSATION
RELATED  PARTY  TRANSACTIONS
SECURITY  OWNERSHIP
DESCRIPTION  OF  CAPITAL  STOCK
STOCKHOLDER  PROPOSALS
LEGAL  MATTERS
EXPERTS
AVAILABLE  INFORMATION
INCORPORATION  OF  CERTAIN  DOCUMENTS  BY  REFERENCE
CAUTIONARY  STATEMENT  CONCERNING  FORWARD  LOOKING  STATEMENTS

ANNEX  A
     Plan  of  Conversion
          Articles  of  Stratabase  Canada
          By-Laws  of  Stratabase  Canada

                                     SUMMARY

THIS SUMMARY PROVIDES AN OVERVIEW OF THE INFORMATION CONTAINED IN THIS PROXY STATEMENT/PROSPECTUS AND DOES NOT CONTAIN ALL OF THE INFORMATION YOU SHOULD CONSIDER. THEREFORE, YOU SHOULD ALSO READ THE MORE DETAILED INFORMATION SET FORTH IN THIS DOCUMENT, THE FINANCIAL STATEMENTS OF THE COMPANY AND THE OTHER INFORMATION THAT IS INCORPORATED BY REFERENCE. THE SYMBOL "$" REFERS TO UNITED STATES DOLLARS.

In this prospectus, unless otherwise indicated or the context otherwise requires, we will refer to Stratabase as "we", "us", "our" or "the company".

THE  COMPANY

Stratabase was incorporated under the laws of the State of Nevada on November 18, 1998 and commenced operations in January 1999. We completed our initial public offering in February 2000. Our headquarters are located at 34595 3rd Avenue, Suite 101, Abbotsford, BC, V2S.8B7, Canada. The telephone number is
(604)  504-5811.

We develop Customer Relationship Management (CRM) software for our clients and for general distribution, and we also sell database solutions to enterprises. Our CRM software is designed to allow enterprises to conduct relationship management through the use of our sales force automation and email-marketing automation software modules. These solutions allow enterprises to manage sales relationships and contacts, automate forecasting of the sales opportunity pipeline, conduct mass-customized communications, and track and manage large-scale custom marketing campaigns. Our solutions also allow users to synchronize their data with their portable computing devices.

We have developed both proprietary and open source software. Although in the past we have focused predominantly on developing open source software, we have altered our direction to focus instead on proprietary software development. We believe that we can extract more value from our software by keeping it proprietary.

After the continuation, the company will change its name to Stratabase Inc. and will be a Canadian corporation governed by the Canada Business Corporations Act. We will continue to conduct the business in which we are currently engaged. Our operations and employees have always existed entirely within Canada, and therefore there will be no material effect on operations. The business and operations of Stratabase following the conversion will be identical in most respects to our current business, except that we will no longer be subject to the corporate laws of the State of Nevada but will be subject to the Canada Business Corporations Act. The differences between the laws will not materially affect our business but will affect your rights as a stockholder. The differences between the applicable laws of the two jurisdictions is discussed in greater detail under the heading "Comparative Rights of Stockholders" on page
__.

FACTORS  YOU  SHOULD  CONSIDER

The conversion, which will have the effect of transferring the domicile of Stratabase from Nevada to British Columbia, will not have any effect on your relative equity or voting interests in our business. You will continue to hold exactly the same shares which you currently hold. The continuation will, however, result in changes in your rights and obligations under applicable corporate laws. In addition, the continuation may have tax consequences for you.

REASONS  FOR  THE  CONVERSION

We believe that the continuation to Canada will more accurately reflect our operations, which have always been in Canada. We have never had any employees or operations in the U.S. We also believe the continuation to Canada will enable us to benefit from scientific research and development grants that are not available to non-Canadian corporations. For example, in the past we have not been able to realize all the benefits of the Scientific Research and Experimental Development program in Canada, due to the jurisdiction of our incorporation. We also believe that the company should continue to Canada because it is the jurisdiction in which our business has always been based, and the continuation will therefore more accurately reflect the nature of our business.

RISK  FACTORS  WHICH  MAY  AFFECT  YOUR  VOTE

Factors such as possible adverse tax consequences and stock price volatility of our common stock following the continuation may affect your vote on the conversion plan and your interest in owning Stratabase common shares. In evaluating the merits of the proposed conversion, you should carefully consider the risk factors and the other information included or incorporated by reference on page __ of this proxy statement/prospectus.

Although you are entitled to dissent from the plan of proposed conversion, Nevada law does not grant dissenters' rights in a conversion.

MATERIAL  TAX  CONSEQUENCES  FOR  STOCKHOLDERS

The following is a brief summary of the material tax consequences the continuation will have for stockholders. Stockholders should consult their own tax advisers with respect to their particular circumstances. A more detailed summary of the factors affecting the tax consequences for stockholders is set out under "Material United States Federal Tax Consequences" and "Material Canadian Income Tax Consequences."

UNITED  STATES  FEDERAL  INCOME  TAX  CONSEQUENCES

On the date of the continuation, the Nevada company must recognize any gain but not any losses to the extent that the fair market value of any of our assets exceeds our taxable basis in such assets. The calculation of any potential gain will need to be made separately for each asset held. No loss will be allowed for any asset that has a taxable basis in excess of its fair market value. Based on an appraisal which we obtained in connection with the proposed continuation, none of our assets have a fair market value which is greater than their respective taxable basis. Therefore, we are not expecting to recognize any taxable gains as a result of the continuance.

U.S. holders and Canadian holders of our stock will not be required to recognize any gain or loss as a result of the continuation. A U.S. stockholder's adjusted basis in the shares of the Canadian company will be equal to such stockholder's adjusted basis in the shares of the Nevada company. A U.S. stockholder's holding period in the shares of the Canadian should include the period of time during which such stockholder held his or her shares in the Nevada company. For a more complete discussion of the U.S. Income Tax Consequences, please see "Material United States Federal Income Tax Consequences" on page ___.

CANADIAN  INCOME  TAX  CONSEQUENCES

On our continuance to Canada, the Canadian company will be deemed to dispose of and to immediately re-acquire its assets at their fair market value. If the fair market value of the assets exceed the taxable basis in the assets a tax will be due. Pre-continuance losses are available for use in Canada, but we do not anticipate any loss carry-forwards being available to us after the continuance in Canada. Since the appraisal we obtained indicates that none of our assets have a fair market value which is in excess of their respective taxable basis, we will not have to pay Canadian taxes as a result of the continuation.

A Canadian stockholder will not realize a disposition of their Nevada shares on its continuation to Canada. To the extent a deemed dividend is paid by the Nevada company to a Canadian stockholder, the amount of the dividend will be included in their income.

For a more complete discussion of the Canadian Income Tax Consequences, please see "Material Canadian Income Tax Considerations" on page ___.

HOW  THE  CONVERSION  WILL  AFFECT  YOUR  RIGHTS  AS  A  STOCKHOLDER

You will continue to hold the same shares you now hold following the continuation of the company to Canada. However, the rights of stockholders under Nevada law differ in certain substantive ways from the rights of stockholders under the Canada Business Corporations Act. Examples of some of the changes in stockholder rights which will result from continuation are:

- Under Nevada law, unless otherwise provided in the charter, stockholders may act without a meeting by written consent of the majority of the voting power of the outstanding common stock entitled to vote on the matter, and notice need not be given to stockholders. Under Canadian law, stockholders may only act by way of a resolution passed at a duly called meeting unless all stockholders otherwise entitled to vote consent in writing.

- Under Nevada law, a charter or bylaw amendment requires approval by vote of the holders of a majority of the outstanding stock. Under Canadian law, an amendment to a corporation's charter requires approval by two-thirds majority of the stockholders.

- Dissenter's rights are available to stockholders under more circumstances under Canadian law than under Nevada law.


- Stockholders have a statutory oppression remedy under Canadian law that does not exist under Nevada statute. It is similar to the common law action in Delaware for breach of fiduciary duty, but the Canadian remedy does not require stockholders to prove that the directors acted in bad faith.

- A majority of the directors of a Canadian company must reside in Canada. Nevada law does not contain a similar provision.

- A director's liability may not be limited under Canadian law as it may under Nevada law.

PRICE  VOLATILITY

We cannot predict what effect the continuation will have on the market price prevailing from time to time or the liquidity of our shares.

ACCOUNTING  TREATMENT  OF  THE  CONVERSION

The conversion of our company from a Nevada corporation to a Canadian one represents a transaction between entities under common control. Assets and liabilities transferred between entities under common control are accounted for at historical cost in accordance with the guidance for transactions between entities under common control in Statement of Financial Accounting Standards No. 141, Business Combinations. The historical comparative figures of Stratabase will be those of Stratabase as a Nevada company.

Upon the effective date of the conversion, we will continue to be subject to the securities laws of Canada as those laws apply to Canadian domestic issuers. We will qualify as a foreign private issuer in the United States. Before our continuance in Canada, we prepared our consolidated financial statements in accordance with generally accepted accounting principles ("GAAP") in the United States. As a Canadian domestic issuer, we will be required to prepare our annual and interim consolidated financial statements in accordance with Canadian generally accepted accounting principles. For purpose of our annual disclosure obligations in the United States, we will annually file in the United States consolidated financial statements prepared in accordance with Canadian GAAP together with a reconciliation to US GAAP.

OUR  RECOMMENDATION  TO  STOCKHOLDERS

 Taking into consideration all of the factors and reasons for the conversion set forth above and elsewhere in this proxy statement/prospectus, the board of directors has approved the conversion and recommends that stockholders of Stratabase vote FOR approval of the plan of conversion.

THE  SPECIAL  MEETING

MATTER  TO  BE  VOTED  ON

Stratabase stockholders will be asked to approve the conversion plan. This plan will have the effect of changing our domicile from Nevada to Canada.

 VOTE  NEEDED  TO  APPROVE  THE  PLAN  OF  CONVERSION

Approval of the plan of conversion requires the affirmative vote of our stockholders holding at least a majority of the outstanding shares of Stratabase common stock. The directors and executive officers of the company together directly own approximately 50.28% of the total number of outstanding shares of Stratabase common stock. These stockholders have indicated that they intend to vote all their shares for the approval of the plan of conversion.


                          SUMMARY FINANCIAL INFORMATION

THE FOLLOWING SUMMARY FINANCIAL INFORMATION FOR THE YEARS 2001 THROUGH 1999 INCLUDES BALANCE SHEET AND STATEMENT OF OPERATIONS DATA FROM THE AUDITED CONSOLIDATED FINANCIAL STATEMENTS OF STRATABASE. THE INFORMATION CONTAINED IN THIS TABLE SHOULD BE READ IN CONJUNCTION WITH "MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION" AND THE CONSOLIDATED FINANCIAL STATEMENTS AND ACCOMPANYING NOTES INCLUDED IN THE 2001 FORM 10-KSB THAT IS INCORPORATED BY REFERENCE.

The financial statements of Stratabase have been prepared in accordance with accounting principles generally accepted in the United States. The application of Canadian generally accepted accounting principles, which will be applicable to our financial statements if the plan of conversion is approved, would not result in any material differences from the Stratabase financial statements.


                                   STRATABASE
                             SELECTED FINANCIAL DATA

                                              NINE MONTHS ENDED
                                               SEPTEMBER 30,          FOR THE YEAR ENDED DECEMBER 31,
                                         ------------------------  ------------------------------------
                                            2002         2001         2001        2000         1999
                                         -----------  -----------  ----------  -----------  -----------
STATEMENT OF OPERATIONS DATA
  Revenues                               $  419,535   $  904,385   $2,360,452  $1,313,579   $   41,813
  Net revenues (operating
    expenses)                               (59,477)     129,438      753,350     253,268      (45,059)
  General and administrative expenses       514,317      312,498      441,571     357,483      175,535
  Net income (loss)                        (550,784)    (179,386)     421,246     (97,056)    (218,108)
  Dividends declared                              -            -            -           -            -
EARNINGS (LOSS) PER SHARE OF
  COMMON STOCK
    Basic                                $     0.07   $    (0.02)  $     0.06  $    (0.02)  $    (0.04)
    Diluted                                    0.07        (0.02)        0.05       (0.02)       (0.04)
    Dividends per share                           -            -            -           -            -
BALANCE SHEET DATA
  Total assets                           $1,183,539   $  751,288   $2,040,229  $  577,157   $   67,509
  Long-term obligations                  $        -   $        -   $        -  $        -   $        -
  Average shares outstanding - diluted    7,893,372    7,250,083    7,368,372   6,386,272    5,404,801


                                  RISK FACTORS

An investment in Stratabase common shares involves certain risks. In evaluating us and our business, investors should carefully consider the following risk factors in addition to the other information included or incorporated by reference in this proxy statement/prospectus.

RISKS  RELATING  TO  THE  CONTINUATION

TAX  CONSEQUENCES  TO  U.S.  STOCKHOLDERS

WE  MAY  OWE  ADDITIONAL  U.S.  TAXES  AS  A  RESULT  OF  THE  CONVERSION IF OUR
CONCLUSIONS  RELATING  TO  THE  VALUE  OF  OUR  ASSETS  ARE  INCORRECT.

For U.S. tax purposes, on the date of conversion, we will be treated as though we sold all of our property and received the fair market value for those properties. We will be taxed on any income or gain realized on that "sale." If the fair market value of our assets is greater than our tax basis in our assets, we will have taxable gain on the deemed "sale".

We reviewed our assets, liabilities and paid-up capital and believe that we will not owe any U.S. federal income taxes as a result of the conversion/continuation. In addition, the independent appraiser we retained has concluded that the fair market value of some of our assets is not in excess of our tax basis of such assets. Accordingly, no U.S. taxes will be owed as a result of the proposed conversion. It is possible that the facts on which we based our assumptions and conclusions could change before the conversion/continuation is completed. We have not applied to the federal tax authorities for a ruling on this matter and do not intend to do so. We have also made certain assumptions regarding the tax treatment of this transaction in order to reach our conclusions and it may be possible for some of these assumptions to be interpreted in a different manner which would be less favorable to us. You should understand that it is possible that the federal tax authorities will not accept our valuations or positions and claim that we owe taxes as a result of this transaction.

THE STOCK PRICE OF OUR COMMON SHARES MAY BE VOLATILE. IN ADDITION, DEMAND IN THE UNITED STATES FOR OUR SHARES MAY BE DECREASED BY THE CHANGE IN DOMICILE.

The market price of our common shares may be subject to significant fluctuations in response to variations in results of operations and other factors.
Developments affecting the software industry generally, including general economic conditions and government regulation, could also have a significant impact on the market price for our shares. In addition, the stock market has experienced a high level of price and volume volatility. Market prices for the stock of many similar companies have experienced wide fluctuations which have not necessarily been related to the operating performance of such companies. These broad market fluctuations, which are beyond the control of the company, could have a material adverse effect on the market price of our shares.

We cannot predict what effect the conversion will have on the market price prevailing from time to time or the liquidity of our common shares. The change in domicile may decrease the demand for our shares in the United States. The decrease may not be offset by increased demand for the company's shares in Canada.

RISKS  RELATING  TO  THE  COMPANY

RISK  FACTORS  RELATING  TO  OUR  BUSINESS

We were organized in November 1998 and thus have limited operating history and limited operating revenues.

Specifically, as an early stage entity in the rapidly evolving market for software and technical services, we face numerous risks and uncertainties including our ability to:

o    anticipate  and  adapt  to  changing  technologies;
o    generate  significant  revenues  from  the  provision  of  our  services;
o    develop  a  more  efficient  sales  force;
o    implement  sales  and  marketing  initiatives;
o    offer  compelling  and  effective  services  and  software;
o    attract,  retain  and  motivate  qualified  personnel;
o    respond  and  adjust  to  actions  taken  by  competitors;
o    build operations and technical infrastructure to effectively manage growth;
     and
o    integrate  new  technologies  and  services.

We have a major task ahead of us and may not be successful in achieving our goals.

WE  NEED  TO  GROW  AND  MANAGE  OUR  GROWTH  TO  MAINTAIN  PROFITABILITY.

Although we reported positive net income in the first quarter of this year, losses from operations may occur in the future as we continue to grow the business. If revenues and spending levels are not adjusted accordingly, we may not generate sufficient revenues to achieve sustained profitability. Even if sustained profitability is achieved, we may not sustain or increase such profitability on a quarterly or annual basis in the future.

If we do not grow, we will probably not become profitable. However, if we grow, develop and increase the size of our business, the demands on our operational systems will also increase. We will be required to further develop our operational and financial systems and managerial controls and procedures. We will also then need to expand, train and manage a larger team of staff. We do not currently have the resources for this type of expansion and may not be successful in our expansion efforts. Accordingly, we will limit or even entirely negate our chances to be profitable if we do not grow or if we cannot manage our growth.

OUR QUARTERLY RESULTS OF OPERATIONS MAY FLUCTUATE SIGNIFICANTLY AND ARE DIFFICULT TO FORECAST.

Due to our limited operating history and the unpredictability of our industry, our revenue and net income (loss) may fluctuate significantly from quarter to quarter and are difficult to forecast. Many of our expenses are fixed in the short term. We may not be able to adjust our spending quickly if our revenue falls short of our expectations. Accordingly, a revenue shortfall in a particular quarter would have a disproportionate adverse effect on our net income (loss) for that quarter. Further, we may make administrative, marketing, acquisition or financing decisions that could adversely affect our business, operating results and financial condition.

Our  quarterly  operating  results  will  fluctuate for many reasons, including:

- our ability to retain existing customers, attract new customers and satisfy our customers' demand;
-    changes  in  gross  margins  of  our  current  and  future  services;
-    the  timing  of  the  release  of  upgraded  versions  of  our  software;
-    introduction  of  new  software  and  services  by  us  or our competitors;
-    changes  in  the  market  acceptance  of  our  software  solutions;
-    changes  in  the  usage  of  the  Internet  and  online  services;
- the effects of any acquisitions or other business combinations, including one-time charges, goodwill amortization and integration expenses or operational difficulties; and
- technical difficulties or system downtime affecting the Internet or our website.

For these reasons, you should not rely on period-to-period comparisons of our financial results to forecast our future performance. Our future operating results may fall below expectations of securities analysts or investors, which would likely cause the trading price of our common stock to decline significantly.

WE HAVE EXPERIENCED RAPID GROWTH, WHICH HAS PLACED A SIGNIFICANT STRAIN ON OUR RESOURCES.

Since January 1, 2000 we have experienced a period of growth and expansion which has placed, and continues to place, demands on our resources. We expect future growth, if any, to place further demands on our operational and financial resources.

To  accommodate  our  anticipated  growth  we  must:

 -    improve  existing  operational  and  financial  systems,   procedures  and
controls;

 - hire, train and manage additional qualified personnel, including sales and marketing, professional services and software engineering and development personnel; and

 - effectively manage multiple relationships with our customers, suppliers and other third parties.

We may not be able to install and implement adequate operational and financial systems, procedures and controls in an efficient and timely manner, and our current or planned systems, procedures and controls may not be adequate to support our future operations. The difficulties associated with installing and implementing these new systems, procedures and controls may place a significant burden on our management and our internal resources. If we are unable to manage growth effectively it could have a material adverse effect on our business, operating results and financial condition.


OUR CHANCES OF SUCCESS WILL BE DIMINISHED IF WE LOSE THE SERVICES OF OUR OFFICERS OR POTENTIAL CONFLICTS OF INTEREST BETWEEN OUR BUSINESS AND OUR OFFICERS ARE NOT RESOLVED IN OUR FAVOR.

We are highly dependent on the services provided by Mr. Trevor Newton, our Chairman of the Board, President, Secretary, Treasurer and Chief Operating and Executive Officer, and Mr. Fred Coombes, our Vice President of Corporate Development. Neither of these two individuals has an employment agreement with us nor do we have key-man life insurance on them. Since both may become active in other unrelated businesses, they may not devote their full-time to our affairs. This may cause conflicts of interest with our business in terms of time and business opportunities. These conflicts may not be resolved in our favor.
Our  business  may  be  hurt  if  these conflicts are not resolved in our favor.

ANY REVENUES RECEIVED IN CANADIAN DOLLARS WOULD DECREASE IN VALUE BECAUSE OF THE UNFAVORABLE CURRENCY EXCHANGE RATE.

Our operations are located in Canada. Accordingly, some of our revenue is in Canadian dollars. In recent years, the currency exchange rate of the Canadian dollar into the US dollar has steadily dropped. This trend is likely to continue. The continued lowering of the value of the Canadian dollar vis-a-vis the US dollar may have a materially adverse effect on our business, results of operations and financial condition.

OUR SOFTWARE MAY CONTAIN DEFECTS THAT MAY HARM OUR REPUTATION, BE COSTLY TO CORRECT, DELAY REVENUE AND EXPOSE US TO LITIGATION.

Despite testing by us and our customers, errors may be found in our software after commencement of distribution. If errors are discovered, we may not be able to successfully correct them in a timely manner or at all. Errors and failures in our software could result in a loss of, or delay in, market acceptance of our software and the associated services that we sell to our customers and could damage our reputation and our ability to convince users of the benefits of our software. In addition, we may need to make significant expenditures of capital resources in order to eliminate errors and failures. If our software fails, our customers' systems may fail and they may assert claims for substantial damages against us. In addition, our insurance policies may not adequately limit our exposure with respect to this type of claim. A software liability claim, even if unsuccessful, could be costly and time consuming. Claims related to the occurrence or discovery of these types of errors or failures could have a material adverse effect on our business, operating results and financial condition.

WE  MAY  BE  SUED  AS  A  RESULT  OF  INFORMATION  RETRIEVED  FROM OUR WEB SITE.

We may be subjected to claims for defamation, negligence, copyright or trademark infringement or other claims relating to the information we publish on our website. These types of claims have been brought, sometimes successfully, against online services in the past. We could also be subjected to claims based on content that is accessible from our website through links to other websites or through content and materials that may be posted by visitors to our website. Our insurance may not adequately protect us against these types of claims.

OUR SECURITIES ARE REFERRED TO AS "PENNY STOCKS" WHICH ARE NOT PRECEIVED FAVORABLY IN THE MARKET PLACE.

The SEC has adopted regulations which generally define a "penny stock" to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Our securities may become subject to rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with a net worth in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must:

o    make  a  special  suitability   determination  for  the  purchase  of  such
     securities;

o have received the purchaser's written consent to the transaction prior to the purchase;

o deliver to the purchaser, prior to the transaction, a disclosure schedule prepared by the Securities and Exchange Commission relating to the penny stock market;

o disclose to the purchaser the commission payable to the broker-dealer and the registered representative;

o    provide  the  purchaser  with  current  quotations  for  the  securities;

o if he is the sole market maker, disclose that fact to the purchaser and his presumed control over the market; and

o provide the purchaser with monthly statements disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Consequently, the "penny stock" rules may restrict the ability of broker-dealers to sell our securities in the market.

RISKS  RELATING  TO  OUR  STRATEGY  AND  OUR  INDUSTRY

RISKS  RELATED  TO  OPEN  SOURCE  SOFTWARE  BUSINESS  MODELS.

The market for our software is still developing. The markets for our services have only recently begun to develop. Demand and market acceptance for software developed under our development model and services relating to these products are subject to a high level of uncertainty and risk. If our software and the services should fail to gain widespread commercial acceptance, our business, operating results and financial condition would be materially adversely affected.

WE FACE INTENSE COMPETITION FROM ESTABLISHED SOFTWARE DEVELOPERS AND CUSTOMER RELATIONSHIP MANAGEMENT SERVICE PROVIDERS.

The market for Customer Relationship Management (CRM) software and the services which run on CRM software is intensely competitive and rapidly changing. We face significant competition from larger companies with greater financial resources and name recognition than we have. These competitors include Siebel Systems, SAP, Pivotol and dozens of others, all of whom have significantly greater financial resources and offer more advanced software tools than we do. If we are not able to compete successfully with current or future competitors, our business, operating results and financial condition will be materially adversely affected.

WE FACE INTENSE COMPETITION FROM OTHER SOFTWARE AND SERVICE SUPPLIERS, AND NEW COMPETITORS MAY ENTER OUR MARKETS EASILY.

The market for Customer Relationship Management software and services is new, rapidly evolving and intensely competitive. We expect competition to persist and intensify in the future. We estimate that there are currently over 300 private and public suppliers of Customer Relationship Management software solutions worldwide and expect this number to grow. In addition, there are a number of companies with large customer bases and greater financial resources and name recognition, such as Oracle and Microsoft, which have increased their presence in the market for Customer Relationship Management software systems and services. These companies may be able to undertake more extensive promotional activities, adopt more aggressive pricing policies, and offer more attractive terms to their customers than we can.

Furthermore, barriers to entry are minimal. Accordingly, it is possible that new competitors or alliances among competitors may emerge and rapidly acquire significant market share. These companies may be able to leverage their existing service organizations and provide higher levels of support on a more cost-effective basis than we can. If we are not able to compete successfully with current or future competitors, our business, operating results and financial condition will be materially adversely affected.

WE  MAY  NOT  SUCCEED  IN  THE  EXPANSION  OF  OUR  SERVICES.

Historically, we have derived our revenue from the provision of technical services which have utilized our open source software. We cannot be certain that our customers will continue to engage our services. We also cannot be certain that we can attract or retain a sufficient number of the highly qualified services personnel that the expansion of our business will need. In addition, this expansion has required, and will continue to require, significant additional expenses and development, financial and operational resources. These additional resources will place further demands on our financial and operational resources and may make it more difficult for us to achieve and maintain profitability.

We may enter into business combinations and strategic alliances which will present us with additional challenges.

We may expand our operations or market presence by entering into business combinations, investments, joint ventures or other strategic alliances with other companies. These transactions create risks such as:

- difficulty assimilating the operations, technology and personnel of the combined companies;
 -   disruption  of  our  ongoing  business;
 -   problems  retaining  key  technical  and  managerial  personnel;
 - one-time in-process research and development charges and ongoing expenses associated with amortization of goodwill and other purchased intangible assets;
-     potential  dilution  to  our  stockholders;
-     additional  operating  losses  and  expenses of acquired  businesses;  and
- impairment of relationships with existing employees, customers and business partners.

Our inability to address these risks could have a material adverse effect on our business, operating results and financial condition.

COMPETITION  FOR  SKILLED  TECHNICAL  PERSONNEL  IN  OUR  INDUSTRY  IS  INTENSE.

Our future performance also depends upon our ability to attract and retain highly qualified programming, technical, sales, marketing and managerial personnel. There is intense competition for skilled personnel, particularly in the field of software engineering. If we do not succeed in retaining our personnel or in attracting new employees, our business could suffer significantly.

IN ORDER TO KEEP UP WITH TECHNOLOGICAL ADVANCES, WE MAY HAVE TO INCUR ADDITIONAL COSTS TO MODIFY SERVICES OR INFRASTRUCTURE.

Our market is characterized by rapidly changing technologies, evolving industry standards, frequent new service introductions and changing customer demands. To be successful, we must adapt to a rapidly evolving market by continually enhancing our infrastructure, content, information and services to fulfill our users' needs. We could incur additional costs if it becomes necessary to modify services or infrastructure in order to adapt to these or other changes affecting providers of Internet services. Our business, results of operations and financial condition could be materially adversely affected if we incur significant costs to adapt, or if we cannot adapt, to these changes.

IF WE DO NOT IMPROVE OUR SALES FORCE, WE MAY NOT GENERATE SIGNIFICANT REVENUES OR BECOME PROFITABLE.

We currently have a small sales team consisting of 3 individuals. In order to grow, we must develop a larger sales team. Our ability to do so successfully involves a number of factors. They include the competition in hiring and retaining sales personnel, our ability to integrate and motivate sales personnel and the length of time it takes for new sales personnel to become effective. Our failure to develop and maintain an effective sales team would have a negative effect upon our business prospects.

                               CONVERSION PROPOSAL

BACKGROUND  OF  THE  CONVERSION  PROPOSAL

The Board of Directors of Stratabase has determined that it is advisable to change the company's domicile from Nevada to Canada. Management has determined that a conversion will be the most effective means of achieving the desired change of domicile. The Nevada Revised Statutes allow a corporation that is duly incorporated, organized, existing and in good standing under the Nevada law to convert into a foreign entity pursuant to a plan of conversion approved by the stockholders of the Nevada corporation.

Under the proposed conversion, if the stockholders approve the plan of conversion then articles of conversion will be filed with the Secretary of State of Nevada. Articles of continuance will also be filed with the Director of Business Corporations in Canada. Upon the filing, the company will be converted into a Canadian company and will be governed by the laws of Canada. The assets and liabilities of the Canadian company immediately after the consummation of the conversion will be identical to the assets and liabilities of the Nevada company immediately prior to the conversion. The change of domicile will not result in any material change to the business of Stratabase and will not have any effect on the relative equity or voting interests of our stockholders. Each previously outstanding share of Stratabase common stock will become one share of the Canadian company. The change in domicile will, however, result in changes in the rights and obligations of current Stratabase stockholders under applicable corporate laws. For an explanation of these differences see "Comparative Rights of Stockholders". In addition, the merger may have adverse tax consequences for stockholders. For a more detailed explanation of the circumstances to be considered in determining the tax consequences, see "Material United States
Federal  Tax  Consequences"  and  "Material  Canadian  Tax  Consequences."

Pursuant to Section 92A.120 of the Nevada Revised Statutes, the board of directors of Stratabase has adopted a resolution approving the plan of conversion. The effect of this conversion will be to change the domicile of Stratabase from Nevada to British Columbia. Such resolution shall be submitted to the stockholders of Stratabase at a special meeting. Due notice of the time, place and purpose of the meeting shall be mailed to each holder of stock, whether voting or non-voting, at the address of the stockholder as it appears on the records of the corporation, at least 20 days prior to the date of the meeting. At the meeting, the resolution shall be considered and a vote taken for its adoption or rejection. If the holders of a majority of the outstanding shares of the company are voted for the adoption of the resolution, Stratabase shall file with the Secretary of State of Nevada the Plan of Conversion. Upon the filing of the Plan of Conversion in accordance with Section 92A.205 of the Nevada Revised Statutes and payment to the Secretary of State of all fees prescribed thereto, the conversion shall become effective in accordance with
Section  92A.240  of  the  Nevada  Revised  Statutes.

REASONS  FOR  THE  CHANGE  OF  DOMICILE

We believe that the continuation to Canada will more accurately reflect our operations, which have always been in Canada. We have never had any employees or operations in the U.S. We also believe the continuation to Canada will enable us to benefit from scientific research and development grants that are not available to non-Canadian corporations. For example, in the past we have not been able to realize all the benefits of the Scientific Research and Experimental Development program in Canada, due to the jurisdiction of our incorporation. The Board also believes that the company ought to continue to Canada because it is the jurisdiction in which our business has always been based, and the continuation will therefore more accurately reflect the nature of our business.

Furthermore, all of our assets and operations, as well as our officers and directors, are located in Canada. Accordingly, upon the continuation, we will be considered a "foreign private issuer" under the Securities Act of 1933, as amended.

EFFECTIVE  TIME  OF  THE  CONVERSION

The  conversion  will  become  effective  upon:

1.   The  approval  of the plan of conversion by the stockholders of Stratabase;
     and

2. The delivery of a duly executed articles of conversion to the Secretary of State of the State of Nevada in accordance with Section 92A.205 of the Nevada Revised Statutes.

3. The filing of a duly executed articles of continuance with the Director of Business Corporations under the Canada Business Corporations Act in accordance with section 187 of that Act.

We anticipate that the Articles of Conversion will be filed shortly after the special meeting of Stratabase stockholders.

CONDITIONS  TO  THE  CONSUMMATION  OF  THE  CONVERSION

The Board of Directors of Stratabase has adopted and approved the plan of conversion. Therefore, the only condition required for the company to adopt the plan of conversion and become continued into Canada is that the stockholders must duly approve the plan of conversion. The only material consent, approval or authorization of or filing with any governmental entity required to consummate the conversion are the approval of the stockholders of Stratabase in accordance with Section 92A.120 of the Nevada Revised Statutes, the filing of the Articles of Conversion with the Secretary of State of Nevada and the filing of articles of continuance with the Canadian Director of Business Corporations.

EXCHANGE  OF  SHARE  CERTIFICATES

No exchange of certificates that, prior to the effective time of the continuance, represented shares of Stratabase common stock is required with respect to the continuation and the transactions contemplated by the conversion plan. Promptly after the effective time of the conversion, we shall mail to each record holder of certificates that immediately prior to the effective time of the conversion represented shares of our common stock, a letter of transmittal and instructions for use in surrendering those certificates. Upon the surrender of each certificate formerly representing Stratabase stock, together with a properly completed letter of transmittal, we shall issue in exchange a share certificate of Stratabase, the Canadian company and the stock certificate representing shares in the Nevada company shall be cancelled. Until so surrendered and exchanged, each Stratabase stock certificate shall represent solely the right to receive shares in the new company.

STOCK  OPTIONS

As of the effective time of the conversion, all options to purchase shares of Stratabase common stock granted or issued prior to the effective time of the conversion will remain options to purchase shares in Stratabase as continued under the Canada Business Corporations Act.

RECOMMENDATION  OF  THE  BOARD  OF  DIRECTORS

THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE PLAN OF CONVERSION DESCRIBED IN THIS PROXY/PROSPECTUS AND RECOMMENDS THAT STOCKHOLDERS APPROVE THE PLAN OF CONVERSION.

In reaching its decision, the board reviewed the fairness to Stratabase and its stockholders of the proposed continuation and considered, without assigning relative weights to, the following factors:

     The fact that all of the company's assets and employees and current principal executive office are currently located in Canada, and always have been.

     The belief of the board of directors that the continuation will provide greater access to research and development grants which are readily available to non-Canadian incorporated companies.

     The belief that there will be minimal U.S. tax consequences of the proposed continuation.

     The fact that the stockholders have an opportunity to vote on the proposed continuation.


Without relying on any single factor listed above more than any other factor, the board of directors, based upon their consideration of all such factors taken as a whole, have concluded that the proposals are fair to the company and its stockholders. ACCORDINGLY, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE PROPOSAL CONTAINED IN THIS PROXY/PROSPECTUS.

VOTING  AND  PROXY  INFORMATION  SPECIAL  MEETING

A special meeting of the Stratabase stockholders will be held at _________ a.m. on _________, 2003, at the offices of Ehrenreich Eilenberg & Krause LLP, 11 East 44th Street, New York, New York 10017 (or at any adjournments or postponements thereof) to consider and vote on a proposal to effect a plan of conversion, which will have the effect of transferring the domicile of Stratabase from the State of Nevada to Canada, and to vote on any other matters that may properly come before such meeting. The presence, in person or by proxy, of stockholders holding a majority of the outstanding shares of Stratabase common stock will constitute a quorum. The vote of any stockholder who is represented at the special meeting by proxy will be cast as specified in the proxy. If no vote is specified in a duly executed and delivered proxy, such vote will be cast for the proposal. Any stockholder of record who is present at the special meeting in person will be entitled to vote at the meeting regardless of whether the stockholder has previously granted a proxy for the special meeting.

      THE BOARD OF DIRECTORS OF STRATABASE HAS APPROVED THE CONTINUATION AND
           RECOMMENDS THAT STOCKHOLDERS VOTE IN FAVOR OF ITS APPROVAL.

PROXY  SOLICITATION

The total cost of soliciting proxies will be borne by us. Proxies may be solicited by officers and regular employees of Stratabase without extra remuneration, by personal interviews, telephone and by electronic means. We anticipate that banks, brokerage houses and other custodians, nominees and fiduciaries will forward soliciting material to stockholders and those persons will be reimbursed for the related out-of-pocket expenses they incur.

RECORD  DATE

Only those stockholders of record at the close of business on ______________, 2003, as shown in Stratabase's records, will be entitled to vote or to grant proxies to vote at the special meeting.

VOTE  REQUIRED  FOR  APPROVAL

Approval of the conversion plan requires the affirmative vote of the stockholders of Stratabase holding a majority of the shares of Stratabase common stock. Abstentions and broker "non-votes" will have the effect of votes for the approval of the plan. As of December 15, 2002, there were 8,033,372 shares of common stock outstanding held by approximately __ holders of record. The directors and executive officers of Stratabase directly own, in the aggregate, 4,039,061 shares (approximately 50.28%) of the total number of shares of Stratabase common stock outstanding at the record date. These persons have indicated that they will vote all of their shares for the approval of the proposal.

PROXIES  INSTRUCTION

Each Stratabase stockholder as of ___________, 2003, will receive a proxy card. A stockholder may grant a proxy to vote for or against, or to abstain from voting on, the proposals by marking his/her proxy card appropriately and executing it in the space provided.

Holders of our common stock whose names appear on the stock records of Stratabase should return their proxy card to our transfer agent, Securities Transfer Corp., in the envelope provided with the proxy card. Stockholders who hold their common stock in the name of a bank, broker or other nominee should follow the instructions provided by their bank, broker or nominee on voting their shares.

TO BE EFFECTIVE, A PROXY CARD MUST BE RECEIVED PRIOR TO THE SPECIAL MEETING. ANY PROPERLY EXECUTED PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATION
INDICATED ON THE PROXY CARD. A PROPERLY EXECUTED AND RETURNED PROXY CARD IN WHICH NO SPECIFICATION IS MADE WILL BE VOTED FOR THE PROPOSAL.

If any other matters are properly presented at the special meeting for consideration, including consideration of a motion to adjourn the meeting to another time and/or place (including adjournment for the purpose of soliciting additional proxies), the persons named in the proxy card and acting under its authority will have discretion to vote on such matters in accordance with their best judgment.

PROXY  REVOCATION

Holders of Stratabase common stock whose names appear on the stock records of Stratabase may revoke their proxy card at any time prior to its exercise by:

     giving  written  notice  of  such  revocation  to  the corporate Secretary;

     appearing  and  voting  in  person  at  the  special  meeting;  or properly completing and executing a later-dated proxy and delivering it to the corporate Secretary at or before the special meeting.

Presence without voting at the special meeting will not automatically revoke a proxy, and any revocation during the meeting will not affect votes previously taken. Stratabase stockholders who hold their Stratabase common stock in the name of a bank, broker or other nominee should follow the instructions provided by their bank, broker or nominee in revoking their previously voted shares.

PROXY  VALIDITY

All questions as to the validity, form, eligibility (including time of receipt), and acceptance of proxy cards will be determined by the Stratabase board of directors. Any such determination will be final and binding. The Stratabase board of directors will have the right to waive any irregularities or conditions as to the manner of voting. Stratabase may accept proxies by any reasonable form of communication so long as Stratabase can be reasonably assured that the communication is authorized by the Stratabase stockholder.

                               DISSENTERS' RIGHTS

Under Chapter 92A of the Nevada Revised Statutes, stockholders of record are entitled to the fair value of all or a portion of their shares in certain corporate transactions, such as a merger. However, such appraisal rights are not available in a plan of conversion.

                 MATERIAL UNITED STATES FEDERAL TAX CONSEQUENCES

GENERAL

The following sections summarize material provisions of United States federal income tax laws that may affect our stockholders and us. Although this summary discusses the material United States federal income tax considerations arising from and relating to the continuance, it does not purport to discuss all of the United States consequences that may be relevant to our stockholders, nor will it apply to the same extent or in the same way to all stockholders. The summary does not describe the effect of the U.S. federal estate tax laws or the effects of any state or local tax law, rule or regulation, nor is any information provided as to the effect of any other United States or foreign tax law, other than the income tax laws of the United States to the extent specifically set forth herein.

The tax discussion set forth below is based upon the facts set out in this registration statement/prospectus and upon additional information possessed by our management and upon representations of our management. The tax discussion is included for general information purposes only. It is not intended to be, nor should it be construed to be, legal or tax advice to any particular stockholder. The following does not address all aspects of taxation that may be relevant to you in light of your individual circumstances and tax situation. YOU ARE STRONGLY ADVISED AND ARE EXPECTED TO CONSULT WITH YOUR OWN LEGAL AND TAX ADVISORS REGARDING THE UNITED STATES INCOME TAX CONSEQUENCES OF THE CONTINUATION IN LIGHT OF YOUR PARTICULAR CIRCUMSTANCES.

UNITED  STATES  FEDERAL  INCOME  TAX  CONSEQUENCES

This portion of the summary applies to U.S. holders who own our common shares as capital assets. U.S. holders include individual citizens or residents of the United States, corporations (or entities treated as corporations for U.S. federal income tax purposes), and partnerships organized under the laws of the United States or any State thereof or the District of Columbia. Trusts are U.S. holders if they are subject to the primary supervision of a U.S. court and the control of one or more U.S. persons with respect to substantial trust decisions. An estate is a U.S. holder if the income of the estate is subject to U.S. federal income taxation regardless of the source of the income. U.S. holders who own interests indirectly through one or more non-U.S. entities or carry on business outside the United States through a permanent establishment or fixed place of business, or U.S. holders who hold an interest other than as a common shareholder, should consult with their tax advisors regarding their particular tax consequences.

This summary also describes certain U.S. federal income tax consequences to Canadian holders following the continuation, who are specifically those persons resident in Canada who own our common shares as capital assets. The discussion is limited to the U.S. federal income tax consequences to Canadian holders of their ownership and disposition of the common shares of the company as a result of the continuation and assumes the Canadian holders have no other U.S. assets or activities.

This discussion is based on the Internal Revenue Code of 1986, as amended, adopted and proposed regulations thereunder, Internal Revenue Service ("IRS") rulings and pronouncements, reports of congressional committees, judicial decisions, and current administrative practice, all of which are subject to change, perhaps with retroactive effect. Any such change could alter the tax consequences discussed below. No ruling from the IRS will be requested concerning the U.S. federal income tax consequences of the continuation. The tax consequences set forth in the following discussion are not binding on the IRS or the courts and no assurance can be given that contrary positions will not be successfully asserted by the IRS or adopted by a court.
As indicated above, this discussion does not address all aspects of U.S. federal income taxation that may be relevant to particular U.S. holders in light of their personal circumstances or to U.S. holders subject to special treatment under the U.S. Internal Revenue Code, including, without limitation, banks, financial institutions, insurance companies, tax-exempt organizations, broker-dealers, S corporations, individual retirement and other deferred accounts, application of the alternative minimum tax rules, holders who received our stock as compensation, persons who hold notes or stock as part of a hedge, conversion, or constructive sale transaction, straddle, or other risk-reduction transaction, persons that have a "functional currency" other than the U.S.
dollar, and persons subject to taxation as expatriates. Furthermore, this discussion does not address the tax consequences applicable to holders that are treated as partnerships or other pass-through entities for U.S. federal income tax purposes.

This summary does not address the U.S. federal income tax consequences to a U.S. holder of the ownership, exercise, or disposition of any warrants or compensatory options.

U.S.  TAX  CONSEQUENCES  TO  US

While the continuation of Stratabase from Nevada to Canada is actually a migration of the corporation from Nevada to Canada, for tax purposes, the continuation is treated as the transfer of our assets to the Canadian company in exchange for stock of the Canadian company. This is to be followed by a distribution of the stock in the Canadian company to our stockholders, and then the exchange by Stratabase Nevada's stockholders of their Stratabase Nevada stock for Stratabase Canada stock. As a Nevada company, we must recognize gain (but not loss) on the assets held by us at the time of the conversion to the extent that the fair market value of any of our assets exceeds their respective basis in the assets. The calculation of any potential gain will need to be made separately for each asset held by Stratabase Nevada. No loss will be allowed for any asset that has a taxable basis in excess of its fair market value. Based on the appraisal we have obtained, the current fair market value of the assets held by the company do not exceed their respective basis. Accordingly, we are not expecting Stratabase Nevada to recognize taxable gains as a result of the continuance.

U.S.  TAX  CONSEQUENCES  TO  U.S.  AND  CANADIAN  SHAREHOLDERS

The continuation should be treated by shareholders as the exchange by you, our shareholders, of your stock for stock of the Canadian company. The shareholders will not be required to recognize any U.S. gain or loss on this transaction. A shareholder's adjusted basis in the shares of Stratabase Canada received in the exchange will be equal to such shareholder's adjusted basis in the shares of Stratabase Nevada surrendered in the exchange. A shareholder's holding period in the shares of Stratabase Canada received in the exchange should include the period of time during which such shareholder held his or her shares in Stratabase Nevada.

CONTROLLED  FOREIGN  CORPORATION  CONSIDERATIONS

There is currently one U.S. shareholder of Stratabase Nevada that owns (directly or indirectly) at least 10% of the Stratabase Nevada shares. However, the total combined ownership of all U.S. shareholders is less than 50%. Therefore, the Controlled Foreign Corporation ("CFC") rules under Internal Revenue Code ("IRC")

Sections 951 - 959 will not apply to Stratabase Canada and its U.S. shareholders immediately after the continuance. Any United States person who owns (directly or indirectly) 10% or more of the total combined voting power of all classes of stock entitled to vote of a foreign corporation, such as Stratabase Canada, will be considered a "United States shareholder" under the CFC rules. If, in the future, "United States shareholders" (as defined above) own more than 50% of the total combined voting power of all classes of Stratabase Canada stock entitled to vote or own more than 50% of the value of Stratabase Canada stock, Stratabase Canada will be considered to be a CFC for U.S. tax purposes. In such situation, the "United States shareholders" would likely be subject to the effects of the CFC rules, and should consult with their tax advisors regarding their particular tax consequences.

FOREIGN  PERSONAL  HOLDING  COMPANY  CONSIDERATIONS

There is not currently a group of five or fewer U.S. shareholders of Stratabase Nevada that owns (directly or indirectly) more than 50% of the Stratabase Nevada shares. Therefore, the Foreign Personal Holding Company ("FPHC") rules under IRC Sections 551 - 558 will not apply to Stratabase Canada immediately after the continuance. If, in the future, any group of five or fewer U.S. shareholders owns (directly or indirectly) more than 50% of Stratabase Canada's stock, the U.S. shareholders may be subject to the FPHC rules, depending on the type of income earned by the company. Should that situation occur, the U.S. shareholders should consult with their tax advisors regarding their particular tax consequences.

PASSIVE  FOREIGN  INVESTMENT  COMPANY  CONSIDERATIONS

After the continuance, Stratabase Canada and every U.S. shareholder of Stratabase Canada will need to annually evaluate whether Stratabase Canada is a Passive Foreign Investment Company ("PFIC") under IRC Sections 1291 - 1298. If, at any time after the continuance, Stratabase Canada were considered a PFIC, the company and all U.S. shareholders of Stratabase Canada would need to consider various potential reporting requirements, tax elections, and tax liabilities imposed under the PFIC rules. In such situation, the company and all U.S. shareholders should consult with their tax advisors regarding their particular tax consequences.

If Stratabase Canada generates revenues in any tax year that are at least 75% passive income (dividends, interest, royalties, rents, annuities, foreign currency gains, and gains from the sale of assets generating passive income), Stratabase Canada will be considered a PFIC for that year and for all future years. In addition, if 50% or more of the gross average value of Stratabase Canada's assets in any tax year consist of assets that would produce passive income (including cash and cash equivalents held as working capital), Stratabase Canada will be considered a PFIC for that year and for all future years.

POST-CONTINUATION  U.S.  TAXATION  OF  INCOME,  GAINS  AND  LOSSES

After the continuance, Stratabase Canada will not have any U.S. activities or operations. As long as Stratabase Canada does not develop a permanent establishment in the U.S., the operations of Stratabase Canada will not be subject to U.S. income tax. If Stratabase Canada receives dividends, interest, rent, or royalties from any U.S. entity, those amounts will be subject to withholding tax (which will be withheld and remitted to the US Treasury by the U.S. entity paying the dividends or interest) under the Convention Between the United States of America and Canada With Respect to Taxes on Income and Capital ("Canada - United States income tax treaty"). Depending on the particular situation, such amounts may be available to offset taxes imposed by the country of residence of a particular stockholder.

POST-CONTINUATION  SALE  OF  STRATABASE  CANADA  SHARES

A U.S. shareholder who sells his or her shares of Stratabase Canada will generally recognize capital gain (or loss) equal to the amount by which the cash received pursuant to sale of the shares exceeds (or is exceeded by) such holder's adjusted basis in the shares surrendered. If the U.S. shareholder's holding period for the Stratabase Canada shares (which includes the holding period for the Stratabase Nevada shares) is less than one year, the U.S. shareholder will recognize ordinary income (or loss) on the sale of his or her shares.

POST-CONTINUATION  DIVIDENDS  ON  STRATABASE  CANADA  SHARES

Any dividends received by U.S. shareholders of Stratabase Canada will be recognized as ordinary income by the shareholders for U.S. tax purposes. Any Canadian tax withheld by Canada Customs & Revenue Agency on such dividends will be available as a foreign tax credit to the U.S. shareholders. In general, any Canadian income tax withheld from dividends paid to U.S. shareholders can be used by the shareholder to offset the U.S. income tax assessed on the dividends. The amount of the Canadian taxes that can be used as a foreign tax credit will depend on the particular tax situation of each U.S. shareholder. Each U.S. shareholder should consult with a tax advisor regarding the calculation of any available foreign tax credit available in his or her particular tax consequences.


                       MATERIAL CANADIAN TAX CONSEQUENCES
GENERAL

The following sections summarize material provisions of Canadian federal income tax laws that may affect our stockholders and us. Although this summary discusses the material Canadian federal income tax considerations arising from and relating to the continuance, it does not purport to discuss all of the Canadian tax consequences that may be relevant to our stockholders, nor will it apply to the same extent or in the same way to all stockholders. The summary does not describe the effects of any provincial or local tax law, rule or regulation, nor is any information provided as to the effect of any other Canadian federal or foreign tax law, other than the income tax laws of the Canada to the extent specifically set forth herein.

The tax discussion set forth below is based upon the facts set out in this registration statement/prospectus and upon additional information possessed by our management and upon representations of our management. The tax discussion is included for general information purposes only. It is not intended to be, nor should it be construed to be, legal or tax advice to any particular stockholder. The following does not address all aspects of taxation that may be relevant to you in light of your individual circumstances and tax situation. YOU

ARE STRONGLY ADVISED AND ARE EXPECTED TO CONSULT WITH YOUR OWN LEGAL AND TAX ADVISORS REGARDING THE CANADIAN INCOME TAX CONSEQUENCES OF THE CONTINUATION IN LIGHT OF YOUR PARTICULAR CIRCUMSTANCES.

CANADIAN  INCOME  TAX  CONSIDERATIONS

The following general summary is our understanding of the Canadian federal income tax consequences of the proposed continuation of Stratabase Nevada to Canada as it applies to Stratabase Canada and to those individual Canadian resident stockholders to whom shares of the Nevada company constitute "capital property" for the purposes of the Income Tax Act (Canada) (the "Act"). This summary also describes the principal Canadian federal income tax consequences of the proposed continuation of Stratabase Nevada to Canada to non-resident individual stockholders who do not carry on business in Canada. Nevada stockholders should consult their own Canadian tax advisors on the Canadian tax consequences of the proposed continuation.

This summary is based upon our understanding of the current provisions of the Act, the regulations thereunder in force on the date hereof (the "Regulations"), any proposed amendments (the "Proposed Amendments") to the Act or Regulations previously announced by the Federal Minister of Finance and our understanding of the current administrative and assessing policies of the Canada Customs and Revenue Agency. This description is not exhaustive of all possible Canadian federal income tax consequences and does not take into account or anticipate any changes in law, whether by legislative, governmental or judicial action other than the Proposed Amendments, nor does it take into account provincial or foreign tax considerations, which may differ significantly from those discussed herein.

CONSEQUENCES  OF  CONTINUANCE  TO  CANADA

CANADIAN  CORPORATION

As a result of being granted articles of continuance to Canada, Stratabase Canada will be deemed to have been incorporated in Canada from that point onwards, and not to have been incorporated elsewhere.

NOT  FOREIGN  PROPERTY

As of the date of continuance, Stratabase Canada shares will not be considered foreign property for investment by a registered pension plan, registered retirement savings plan or deferred profit sharing plan. It is not likely that the Stratabase Canada shares will ever be considered foreign property.

DEEMED  DISPOSITION

As a result of the continuance to Canada, Stratabase Canada will be deemed to have disposed of, and immediately reacquired, all of its assets at their then fair market value. Gains arising on the deemed disposition of taxable Canadian property (if any) are taxable in Canada (subject to exclusion by the

Canada-United States income tax treaty). Since all of our property is located in Canada, all of our property is taxable Canadian property.

Pre-continuance accrued gains on a subsequent disposition by Stratabase Canada are not subject to further Canadian tax. Although pre-continuance accrued losses are available for future use in Canada, we do not anticipate having any loss carry-forwards subsequent to the continuation. The effect of this provision is that Stratabase Canada's assets are re-stated for Canadian income tax purposes at their fair market value as at the time of continuance to Canada.

NEW  FISCAL  PERIOD

We will be deemed to have a year-end immediately prior to our continuance to Canada. For Canadian income tax purposes, Stratabase Canada will be able to choose a new fiscal year end falling within the 12 months following the date of continuance.

CONSEQUENCES  OF  CONTINUATION  TO  CANADIAN  STOCKHOLDERS

NO  DEEMED  DISPOSITION

A stockholder will not realize a disposition of their Stratabase Nevada shares on the continuation to Canada. For Canadian income tax purposes, the income tax cost of their Stratabase Canada shares will be equal to the income tax cost of their Nevada shares. On a subsequent sale of Stratabase Canada shares, a capital gain or loss will result equal to the proceeds of disposition less the income tax cost of their Stratabase Canada shares and any related selling costs.

DEEMED  DIVIDEND
The deemed disposition of Corp Nevada's assets will result in a decrease in the income tax cost of its assets. To the extent there is an adjustment in the income tax cost of Stratabase Canada's assets, a corresponding adjustment to the paid up capital of Stratabase Canada's shares will be made to ensure their paid up capital does not exceed the difference between the adjusted income tax cost of its assets (as adjusted by the deemed disposition) and its outstanding liabilities. Since a decrease in Stratabase Canada's paid up capital is required, such decrease is allocated pro-rata amongst Stratabase Canada's shares.

If an increase in the income tax cost of Stratabase Canada's asset values is realized, Stratabase Canada may elect to increase the paid up capital of its shares prior to continuing to Canada. In the event Stratabase Canada makes such an election, it will be deemed to have paid a dividend to its stockholders. Canadian stockholders that are deemed to have received such a dividend must include that dividend in income. In such a situation, the amount of the dividend will be added to the stockholders' income tax cost of their Stratabase Canada shares. Since the tax consequences would be detrimental to individual stockholders if we were to increase the income tax cost, we will not be making such an election.

INTEREST  EXPENSE

Stratabase Nevada's continuance to Canada will not affect the deductibility of interest incurred on money borrowed to purchase shares of Corp Nevada. Generally, interest that is currently deductible will continue to be deductible by a stockholder after our continuation to Canada, as long as the stockholder continues to own Stratabase Canada shares.

CONSEQUENCES  OF  CONTINUANCE  TO  NON-RESIDENT  STOCKHOLDERS

On the continuance of to Canada, the income tax cost of a non-resident's Corp Canada shares will be equal to their fair market value at the time of continuance to Canada. A subsequent disposition of Stratabase Canada shares by a non-resident stockholder will not be subject to tax in Canada provided his shares are not taxable Canadian property.

To the extent Stratabase Canada pays a dividend to a non-resident stockholder, such dividend is subject to a 25% withholding tax (to be reduced by an income tax treaty between Canada and the non-resident stockholder's country of residence). Under the treaty, most shareholders of Stratabase Canada would be subject to a 15% withholding tax. Any shareholders that are corporation and that own 10% or more of Stratabase Canada would be subject to a 5% withholding tax.

                       COMPARATIVE RIGHTS OF STOCKHOLDERS

After the conversion of Stratabase, the stockholders of the former Nevada corporation will become the stockholders of a Canadian company organized under the Canada Business Corporations Act. Differences between the Nevada Revised Statutes and the Canada Business Corporations Act, will result in various changes in the rights of stockholders of Stratabase. It is impractical to describe all such differences, but the following is a summary description of the more significant differences. This summary description is qualified in its entirety by reference to the Nevada Revised Statutes and the Canada Business Corporations Act.

ELECTION  AND  REMOVAL  OF  DIRECTORS

NEVADA. Any director, or the entire Board, may be removed with or without cause, but only by the vote of not less than two thirds of the voting power of the company at a meeting called for that purpose. The directors may fill vacancies on the board.

CANADA. Any director, or the entire Board, may be removed with or without cause, but only by a majority vote at a meeting called for that purpose. The directors may fill vacancies on the Board.

INSPECTION  OF  STOCKHOLDERS  LIST

NEVADA. Under Nevada law, any stockholder of record of a corporation who has held his shares for more than six months and stockholders holding at least 5% of all of its outstanding shares, is entitled to inspect, during normal business hours, the company's stock ledger and make extracts therefrom. It also provides that a Nevada company may condition such inspection right upon delivery of a written affidavit stating that inspection is not desired for any purpose not related to the stockholder's interest in the company.

CANADA. Under Canadian law, where a corporation has previously distributed its shares to the public, any person on payment of a reasonable fee may require a corporation to furnish a list setting out the names and addresses of the stockholders of a corporation and the number of shares held by each stockholder. In order to obtain such a list, an affidavit must also be provided confirming that the list will only be used in connection with an effort to influence voting of the stockholders, an offer to acquire shares of the corporation or any other matter relating to the affairs of the corporation.

TRANSACTIONS  WITH  OFFICERS  AND  DIRECTORS

NEVADA. Under Nevada law, contracts or transactions in which a director or officer is financially interested are not automatically void or voidable if (i) the fact of the common directorship, office or financial interest is known to the board of directors or committee, and the board or committee authorizes, approves or ratifies the contract or transactions in good faith by a vote sufficient for the purpose, without counting the vote or votes of the common or interested director or directors, or (ii) the contract or transaction, in good faith, is ratified or approved by the holders of a majority of the voting power,
(iii) the fact of common directorship, office or financial interest known to the director or officer at the time of the transactions is brought before the board of directors for actions, or (iv) the contract or transaction is fair to the corporation at the time it is authorized or approved. Common or interested directors may be counted to determine presence of a quorum and if the votes of the common or interested directors are not counted at the meeting, then a majority of directors may authorize, approve or ratify a contract or transaction.

CANADA. Under Canadian law, a material contract between a corporation and one or more of its directors or officers, or between a corporation and another entity in which a director or officer of the corporation is a director or officer or has a material interest in not void or voidable if the director or officer has disclosed his interest and the contract was approved by the directors or stockholders and it was reasonable and fair to the corporation at the time it was approved. Interested directors may be counted for the purpose of determining a quorum at a meeting of directors called to authorize the contract.

LIMITATION  ON  LIABILITY  OF  DIRECTORS;  INDEMNIFICATION  OF  OFFICERS
AND  DIRECTORS

NEVADA. Nevada law provides for discretionary indemnification made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made either: (i) by the stockholders;
(ii) by the board of directors by majority vote of a quorum consisting of directors who were not parties to the actions, suit or proceeding;
(iii) if a majority vote of a quorum consisting of directors who were not parties to the actions, suit or proceeding so orders, by independent legal counsel in a written opinion; or (iv) if a quorum consisting of directors who were not parties to the actions, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion. The articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the actions, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions do not affect any right to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to Nevada law does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding office, except that indemnification, unless ordered by a court or for the advancement of expenses, may not be made to or on behalf of any director or officer if his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action. In addition, indemnification continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

CANADA. Canadian law provides that a corporation may indemnify a director or officer or former director or officer of the corporation against costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, in respect of a proceeding to which such person was a party by reason of being or having been a director or officer, if the person: (i) acted honestly and in good faith with a view to the best interests of the corporation; and (ii) in the case of a criminal or administrative proceeding enforced by a monetary penalty, he had reasonable grounds for believing his conduct was lawful. Where the indemnity is in respect of an action by or on behalf of the corporation for a judgment in its favour, such indemnity is only available with the approval of a court.

VOTING  RIGHTS  WITH  RESPECT  TO  EXTRAORDINARY  CORPORATE  TRANSACTIONS

NEVADA. Approval of mergers and consolidations and sales, leases or exchanges of all or substantially all of the property or assets of a corporation, whether or not in the ordinary course of business, requires the affirmative vote or consent of the holders of a majority of the outstanding shares entitled to vote, except that, unless required by the articles of incorporation, no vote of stockholders of the corporation surviving a merger is necessary if: (i) the merger does not amend the articles of incorporation of the corporation; (ii) each outstanding share immediately prior to the merger is to be an identical share after the merger, and (iii) either no common stock of the corporation and no securities or obligations convertible into common stock are to be issued in the merger, or the common stock to be issued in the merger, plus that initially issuable on conversion of other securities issued in the merger does not exceed 20% of the common stock of the corporation outstanding immediately before the merger.

CANADA. Approvals of amalgamations, consolidations, and sales, leases or exchanges of substantially all the property of a corporation, other than in the ordinary course of business of the corporation requires approval by the stockholders by a two-thirds majority vote at a duly called meeting.

STOCKHOLDERS'  CONSENT  WITHOUT  A  MEETING

NEVADA. Unless otherwise provided in the articles of incorporation or the bylaws, any actions required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if, before or after taking the actions, a written consent is signed by the stockholders holding at least a majority of the voting power, except that if a different proportion of voting power is required for such an actions at a meeting, then that proportion of written consent is required. In no instance where actions is authorized by written consent need a meeting of the stockholders be called or notice given.

CANADA. Any action required or permitted to be taken at a meeting of the stockholders may be taken by a written resolution signed by all the stockholders entitled to vote on such resolution.

STOCKHOLDER  VOTING  REQUIREMENTS

NEVADA. Unless the articles of incorporation or bylaws provide for different proportions, a majority of the voting power, which includes the voting power that is present in person or by proxy, regardless of whether the proxy has authority to vote on all matters, constitutes a quorum for the transactions of business. In all matters other than the election of directors, the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders. Directors must be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Where a separate vote by a class or series or classes or series is required, a majority of the voting power of the class or series that is present or by proxy, regardless of whether the proxy has authority to vote on all matters, constitutes a quorum for the transaction of business. An act by the stockholders of each class or series is approved if a majority of the voting power of a quorum of the class or series votes for the actions.

CANADA. Unless the by-laws otherwise provide, a quorum of stockholders is present for a meeting if the holders of a majority of the shares entitled to vote at the meeting are present in person or represented by proxy. It is common practice for companies to provide for a quorum of stockholders to be present when only 5% of the issued and outstanding share capital is present. Except where the Canada Business Corporations Act requires approval by a special resolution, being approval by a two-thirds majority of the shares present in person or represented by proxy and entitled to vote on the resolution, a simple majority or the shares present in person or represented by proxy and entitled to vote on a resolution is require to approve any resolution properly brought before the stockholders. Where the articles of a corporation provide for cumulative voting, stockholders voting at an election of directors have the right to a number of votes equal to the votes attached to the shares held by such stockholder multiplied by the number of directors to be elected and stockholders may cast all such votes in favour of one candidate for director or may distribute the votes among the candidates in any manner. The holders of a class or series of shares are entitled to vote separately on proposals to amend the articles of a corporation where such amendment affects the rights of such class or series in a manner different than other shares of the corporation. A vote to approve any such amendment is passed if approved by a two-thirds majority of the voting power of the class or series represented in person or by proxy at a meeting called to approve such amendment.

DIVIDENDS

NEVADA. A corporation is prohibited from making a distribution to its stockholders if, after giving effect to the distribution, the corporation would not be able to pay its debts as they become due in the usual course of business or the corporation's total assets would be less than its total liabilities (plus any amounts necessary to satisfy any preferential rights).

CANADA. A corporation is prohibited from declaring or paying a dividend if there are reasonable grounds for believing that the corporation, is or would after the payment be, unable to pay its debts as they become due or the realizable value of the corporation's assets would be less than the total of its liabilities and its stated capital.

ANTI-TAKEOVER  PROVISIONS

NEVADA. Nevada's "Acquisition of Controlling Interest Statute" applies to Nevada corporations that have at least 200 shareholders, with at least 100 shareholders of record being Nevada residents, and that do business directly or indirectly in Nevada. Where applicable, the statute prohibits an acquiror from voting shares of a target company's stock after exceeding certain threshold ownership percentages, until the acquiror provides certain information to the company and a majority of the disinterested shareholders vote to restore the voting rights of the acquiror's shares at a meeting called at the request and expense of the acquiror. If the voting rights of such shares are restored, shareholders voting against such restoration may demand payment for the "fair value" of their shares (which is generally equal to the highest price paid in the transaction subjecting the stockholder to the statute). The Nevada statute also restricts a "business combination" with "interested shareholders", unless certain conditions are met, with respect to corporations which have at least 200 shareholders of record. A "combination" includes (a) any merger with an "interested stockholder," or any other corporation which is or after the merger would be, an affiliate or associate of the interested stockholder, (b) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of assets, to an "interested stockholder," having (i) an aggregate market value equal to 5% or more of the aggregate market value of the corporation's assets; (ii) an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of the corporation; or (iii) representing 10% or more of the earning power or net income of the corporation, (c) any issuance or transfer of shares of the corporation or its subsidiaries, to the "interested stockholder," having an aggregate market value equal to 5% or more of the aggregate market value of all the outstanding shares of the corporation, (d) the adoption of any plan or proposal for the liquidation or dissolution of the corporation proposed by the "interested stockholder," (e) certain transactions which would result in increasing the proportionate percentage of shares of the corporation owned by the "interested stockholder," or (f) the receipt of benefits, except proportionately as a stockholder, of any loans, advances or other financial benefits by an "interested stockholder." An "interested stockholder" is a person who, together with affiliates and associates, beneficially owns (or within the prior three years, did beneficially own) 10% or more of the corporation's voting stock. A corporation to which this statute applies may not engage in a "combination" within three years after the interested stockholder acquired its shares, unless the combination or the interested stockholder's acquisition of shares was approved by the board of directors before the interested stockholder acquired the shares. If this approval was not obtained, then after the three year period expires, the combination may be consummated if all applicable statutory requirements are met and either (a) (i) the board of directors of the corporation approves, prior to such person becoming an "interested stockholder", the combination or the purchase of shares by the "interested stockholder" or
(ii) the combination is approved by the affirmative vote of holders of a majority of voting power not beneficially owned by the "interested stockholder" at a meeting called no earlier than three years after the date the "interested stockholder" became such or (b) (i) the aggregate amount of cash and the market value of consideration other than cash to be received by holders of common shares and holders of any other class or series of shares meets certain minimum requirements set forth in the statutes and (ii) prior to the consummation of the "combination", except in limited circumstances, the "interested stockholder" will not have become the beneficial owner of additional voting shares of the corporation.

CANADA.  There  is  no  provision  under  Canadian  law  similar  to  the Nevada
Acquisition  of  Controlling  Interest  Statute.  Under  the  Canada  Business
Corporations Act any offer, unless exempted by that Act, to acquire shares which, combined with the shares already owned, directly or indirectly, by the offeror exceed ten percent of the issued shares of the corporation must be made in accordance with the take-over bid rules of the Canada Business Corporations Act. These rules require that the offer must be made to all stockholders and must be accompanied by a take-over bid circular. Where an offer to acquire all the shares of a corporation is accepted by holders of not less than ninety percent of the shares of the corporation, other than those held by the person making the offer, the offeror may compel the remaining stockholders to sell their shares on the same terms by complying with the provisions of the Canada Business Corporations Act.

APPRAISAL  RIGHTS;  DISSENTERS'  RIGHTS

NEVADA. Nevada law limits dissenters rights in a merger, when the shares of the corporation are listed on a national securities exchange included in the National Market System established by the National Association of Securities Dealers, Inc. or are held by at least 2,000 shareholders of record, unless the shareholders are required to accept in exchange for their shares anything other than cash or (i) shares in the surviving corporation, (ii) shares in another entity that is publicly listed or held by more than 2,000 shareholders, or (iii) any combination of cash or shares in an entity described in (i) or (ii). Also, the Nevada law does not provide for dissenters' rights in the case of a sale of assets.

CANADA. Under the Canada Business Corporations Act stockholders have rights of dissent where the corporation amends its articles to change any provisions relating to the issue, transfer or ownership of shares of a class or to add change or remove restrictions on the business the corporation may carry out. Stockholders also have dissent rights where a corporation proposes to amalgamate, other than with a subsidiary corporation, continue to another jurisdiction or sell, lease or exchange all or substantially all its property.

                              ACCOUNTING TREATMENT

The conversion of our company from a Nevada corporation to a Canadian one represents a transaction between entities under common control. Assets and liabilities transferred between entities under common control are accounted for at historical cost in accordance with the guidance for transactions between entities under common control in Statement of Financial Accounting Standards No. 141, Business Combinations. The historical comparative figures of Stratabase will be those of Stratabase as a Nevada company.

Upon the effective date of the conversion, we will continue to be subject to the securities laws of Canada as those laws apply to Canadian domestic issuers. We will qualify as a foreign private issuer in the United States. Before our continuance in Canada, we prepared our consolidated financial statements in accordance with generally accepted accounting principles ("GAAP") in the United States. As a Canadian domestic issuer, we will be required to prepare our annual and interim consolidated financial statements in accordance with Canadian generally accepted accounting principles. For purpose of our annual disclosure obligations in the United States, we will annually file in the United States consolidated financial statements prepared in accordance with Canadian GAAP together with a reconciliation to US GAAP.

                                BUSINESS OF STRATABASE

OVERVIEW  OF  OUR  COMPANY

We develop Customer Relationship Management (CRM) software for our clients and for general distribution, and we also sell database solutions to enterprises. Our CRM software is designed to allow enterprises to conduct relationship management through the use of our sales force automation and email-marketing automation software modules. These solutions allow enterprises to manage sales relationships and contacts, automate forecasting of the sales opportunity pipeline, conduct mass-customized communications, and track and manage large-scale custom marketing campaigns. Our solutions also allow users to synchronize their data with their portable computing devices.

We have developed both proprietary and open source software. Although in the past we have focused predominantly on developing open source software, we have altered our direction to focus instead on proprietary software development. We believe that we can extract more value from our software by keeping it proprietary.

Stratabase was incorporated under the laws of the State of Nevada on November 18, 1998 and commenced operations in January 1999. For the period from inception to December 31, 1999, we operated in the development stage. Substantially all activity during this period through 1999 was devoted to the raising of equity capital and development of our long-term business model, up until the completion of our initial public offering in February 2000. Our headquarters are located at 34595 3rd Avenue, Suite 101, Abbotsford, BC, V2S.8B7, Canada. The telephone number is (604) 504-5811.

OVERVIEW  OF  THE  CRM  INDUSTRY

Over the last decade a software-category has developed known as Customer Relationship Management (CRM). CRM software applications facilitate communications between businesses and customers.

Some Customer Relationship Management software is designed for a specific area of need known as sales force automation. Other CRM software is designed for customer support. Still other CRM software is designed to improve the efficiency of marketing communications. In fact, there are several subcategories of CRM software, all of which in various ways support the efforts of businesses to communicate with their customers.

Large vendors of CRM software such as Siebel Systems have attempted to add Internet functionality to their existing product lines. Simultaneously, dozens of new companies have emerged which have created new CRM software solutions with more support for Internet based communications. The number of CRM vendors is loosely estimated at several hundred competitors.

OUR  FOCUS

We engineer what we believe to be advanced web-based CRM software, focused on the provision of sales force automation and email marketing automation. We have also developed software which synchronizes data between computing devices.

The  CRM  software  we  have  developed  is:

- flexible and scalable--capable of managing and conducting communications with millions of customers and prospects;
-    functional--able  to  handle  many  users;
- adaptable--allowing the user to modify the software to meet particular needs and requirements; and
-    reliable--constantly  monitored  and  improved  by  our  engineers

In addition to offering technically advanced software, we provide users of the CRM software we have developed with extensive written documentation and limited installation support. Our technical team has prepared manuals and other documentation that accurately and clearly describes the many features of this software and advises the user on how best to implement these features. In addition, we make the software available to users via download from the Internet.

PROFESSIONAL  SERVICES

We offer a limited range of services relating to the development and use of the CRM software we have created. While these services include technical support, custom development, and consulting, the primary source of our revenue has been in the provision of technical services for our clients, using our CRM software. We bill our clients on a project basis as opposed to an hourly basis.

STRATEGY

Our objective is to enhance our position as a leading worldwide developer and provider of advanced CRM software and services, both via traditional channels and the Internet. The key elements of our strategy are:

-     EXPAND  CRM-RELATED  SERVICE  CAPABILITIES

We believe that we must expand our CRM-related services capabilities to address the market need for effective CRM solutions. We believe that we must increase our capacity to offer these solutions if we are to be able to establish ourselves as a premier CRM software provider.

-     CONTINUE  TO  INVEST  IN  THE  DEVELOPMENT  OF  CRM  SOFTWARE

We intend to continue to invest significant resources in the development of our CRM software. We expect this continued investment to take the form of increased expenditures on internal development efforts. We expect that, through these efforts, we will foster the advancement of our CRM software, thereby allowing us to provide more effective CRM-related solutions to our partners and clients.

- In order to expand our CRM-related service capabilities and develop our CRM software, we intend to:

-     increase  the  size  of  our  sales  force
-     increase  the  number  of  software  programmers  we  employ
-     increase  our  marketing  expenditures
-     expand  our  product  and  service  line

COMPETITION

In the broad market for proprietary CRM software, there are a large number of well-established companies that have significantly greater financial resources, larger development staffs and more extensive marketing and distribution capabilities than we do. These competitors include Siebel Systems, SAP, Pivotal and many others.

Many of our competitors are well positioned vendors who have established and stable customer bases and continue to attract new customers. Some of them also provide CRM-related services to users of CRM software. Most of these companies are larger and more experienced organizations than we are. In addition, we face potential competition from many companies with larger customer bases, greater financial resources and stronger name recognition than we have.

Software markets are not always characterized by traditional barriers to entry that are found in many traditional markets. Accordingly, new competitors or alliances among competitors can emerge and rapidly acquire significant market share.

We believe that the major factors affecting the competitive landscape for our software and related services include:

     -  name  and  reputation  of  software  and  service  provider;
     -  product  performance  and  functionality;
     -  strength  of  relationships  in  the  open  source  community;
     -  availability  of  user  applications;
     -  ease  of  use;
     -  networking  capability;
     -  breadth  of  hardware  compatibility;
     -  quality  of  related  services;
     -  distribution  strength;  and
     -  alliances  with  industry  partners.

Although we believe that we compete favorably with many of our competitors in a number of respects, including product performance and functionality, we believe that many of our competitors enjoy greater name recognition, have software which covers far more aspects of Customer Relationship Management than our software does, have superior distribution capabilities and offer more extensive support services than we currently do. In addition, there are significantly more applications available for competing CRM software solutions, than there are for ours. An integral part of our strategy in the near future, however, is to address these shortcomings by, among other things, strengthening our existing business relationships and entering into new ones in an effort to enhance our name recognition; adding more programmers internally to improve the software more rapidly; providing more CRM-related services to our clients that have high associated margins; and, enhancing the software's functionality.

INTELLECTUAL  PROPERTY

The CRM software we have developed falls into two categories: open source and proprietary.

The open source CRM software we have developed has been made available for licensing under the GNU General Public License (GPL), pursuant to which anyone, generally, may copy, modify and distribute the software, subject only to the restriction that any resulting or derivative work is made available to the public under the same terms. Therefore, although we retain the copyrights to the code that we develop ourselves, due to the GPL and the open source nature of our software, the intellectual property contained within the software does not belong to us, nor to anyone else. That is the nature of open source software. However, we do enter into confidentiality and nondisclosure agreements with our employees and consultants.

Unlike our open source software, our proprietary software is not yet distributed to the general public.

We are pursuing registration of some of our trademarks in the U.S. However we may be unable to detect the unauthorized use of, or take appropriate steps to enforce, our trademark rights. Although we have begun the registration process of our trademarks in the U.S., it is not yet complete. Additionally, we do not have any assurances that the trademark applications will be successful. Failure to adequately protect our trademark rights could harm or even destroy the Stratabase brand and impair our ability to compete effectively. Furthermore, defending or enforcing our trademark rights could result in the expenditure of significant financial and managerial resources, which could materially adversely affect our business, operating results and financial condition.

Although we do not believe that our business infringes on the rights of third parties, there can be no assurance that third parties will not assert infringement claims against us in the future or that any such assertion will not result in costly litigation or require us to obtain a license to third party intellectual rights. In addition, there can be no assurance that such licenses will be available on reasonable terms or at all, which could have a material adverse effect on our business, operating results and financial condition.

EMPLOYEES

As of December, 2002, we had 8 filled staff positions, including our two officers, Mr. Trevor Newton, Chairman of the Board, President, Secretary, Treasurer and CEO, and Mr. Fred Coombes, Vice President of Corporate Development and a Director. It is anticipated that we will need to add additional managerial, sales, technical and administrative staff in the future in order to realize our business objectives.

OUR  EQUIPMENT  AND  PRIMARY  AGREEMENTS

We lease a Bandwidth/Connectivity (fiber optic line) from BCTel/Telus. It is the subject of a three-year agreement which commenced on February 1, 2001, and calls for a monthly fee of $1,000.

Additionally, we pay an annual premium of approximately $18,000 for a one year term comprehensive general liability insurance policy with the following coverages: (i) general liability - $1,400,000; (ii) database - $150,000; (iii) hardware - $125,000; and, (iv) Flood/Earthquake - $185,000. (Figures are converted from Canadian dollars).

DESCRIPTION  OF  PROPERTY

We do not own any real property. Our primary offices are approximately 2,000 square feet located at 34595 3rd Avenue, #101, Abbotsford, B.C., V2S.8B7, Canada. The office is leased for a two-year lease that commenced on February 1, 2001. The monthly rent is approximately $1,000. We also lease office space in Vancouver, British Columbia. The office space is leased at $750 per month under a one year lease agreement that commenced on March 27, 2001. We believe that the facilities will be adequate for the foreseeable future. All costs described in this section are stated in U.S. dollars as converted from Canadian dollars. Accordingly, the costs may vary to some degree with the currency exchange rate.

LEGAL  PROCEEDINGS

We  are  not  aware  of  any  legal  proceedings  or  claims  against  us.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Certain statements contained in this proxy statement/prospectus, including statements regarding the anticipated development and expansion of our business, our intent, belief or current expectations, our directors or officers, primarily with respect to the future operating performance of the company and the products we expect to offer and other statements contained herein regarding matters that are not historical facts, are "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act. Future filings with the Securities and Exchange Commission, future press releases and future oral or written statements made by us or with our approval, which are not statements of historical fact, may contain forward-looking statements, as defined under the Reform Act because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements.

All forward-looking statements speak only as of the date on which they are made. We undertake no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they are made.

OVERVIEW

We develop Customer Relationship Management (CRM) software for our clients and for general distribution.

Our revenue is from CRM, database, and technical services to our clients. Our main software product to date is called "Relata".

Our CRM software is designed to allow enterprises to conduct relationship management through the use of our sales force automation and email-marketing automation software modules. These solutions allow enterprises to manage sales relationships and contacts, automate forecasting of the sales opportunity pipeline, conduct mass-customized communications, and track and manage large-scale custom marketing campaigns. Our solutions also allow users to synchronize their data with their portable computing devices.

Much of the source code of the software we develop is open and freely distributed, and available over the Internet to anyone who wants to download it. However, we have also been developing proprietary software for which we intend to keep the source code protected.

We are actively developing our proprietary software product line. This represents a divergence from our original software model, which was built around an open-source code concept. We believe that we can extract more value from our software by keeping certain portions of it proprietary.

People and businesses who are interested in using or testing our software come to our software website (WWW.RELATA.ORG) to download (acquire) our software, to read documentation that can help them understand the software better, and to submit questions to our technical support staff. The portion of our software that is open source carries no licensing fees, so it is free to download. To quantify the demand for our software, two metrics we use are:

(a)  the  number  of  downloads  per  month
(b)  the  number of distinct individuals accessing the Relata website each month

The first measurement tells us how many people downloaded (acquired) our software in each month. The second measurement tells us how many people came to the Relata website each month to read our software documentation or to submit technical questions to our staff or to simply acquire more software. The two measurements, while different from each other, are highly correlated, and tend to vary positively with each other. We have noticed an overall trend showing an increase in both measurements during the past year. Download and distinct user session data has been tracked by us since June 2001 and was as follows:



                       DISTINCT
MONTH     DOWNLOADS  USER  SESSIONS
--------  ---------  -------------
Jun  2001        563     1,941
Jul  2001        714     2,177
Aug  2001        721     1,720
Sep  2001      1,384     3,044
Oct  2001      1,673     3,357
Nov  2001      1,307     2,706
Dec  2001      1,716     2,550
Jan  2002      2,023     3,853
Feb  2002      2,727     3,543
Mar  2002      3,168     4,311
Apr  2002      8,263     4,139
May  2002      2,252     3,829
Jun  2002      2,979     3,533
Jul  2002      3,118     3,939
Aug  2002      2,117     4,380
Sep  2002      3,442     4,513
Oct  2002      3,544     4,583


We are actively supporting and enhancing the software, which has resulted in increased downloads and distinct user sessions. The software has also generated increased interest from users through our marketing efforts, as well as the positive feedback on websites that discuss new software.

We were incorporated under the laws of the State of Nevada on November 18, 1998, and commenced operations in January 1999. Our offices are located at 34595 3rd Avenue, Suite 101, Abbotsford, BC, V2S.8B7, Canada. The telephone number is
(604)  504-5811.

RESULTS  OF  OPERATIONS

REVENUES
--------
Revenues for the quarter ended September 30, 2002, were $70,503, compared to revenues of $514,292 for the quarter ended September 30, 2001. For the nine months ended September 30, 2002 and 2001, revenues were $419,535 and $904,385, respectively. Revenues have remained down primarily because of the company's focus on developing its proprietary software products, which has taken longer than expected, resulting in more time being taken away from the sales and marketing of our traditional product line. As we have previously disclosed, the hardware products and services line was discontinued due to lack of profitability, and therefore this has also played a role in our reduced revenue. At the end of November 2002, we released to the public a new software product. This is a proprietary software product and will be available on a 14 day free trial basis to interested users, and thereafter must be purchased by users in order for it to continue to function. Therefore we expect to commence sales of this product towards the end of the fourth quarter 2002, although we make no projections regarding potential revenue from this product.

OPERATING  EXPENSES
--------------------
Operating expenses for the quarters ended September 30, 2002 and 2001, were $225,308 and $420,848, respectively. For the nine months ended June 30, 2002 and 2001, operating expenses were $479,012 and $774,947, respectively. Second and third quarters 2002 were significantly impacted by $151,800 and $69,300, respectively, for stock compensation expense recognized as a result of options being granted at less than fair market value to a key sales staff employee in May 2002. The options granted at less than fair market value will be fully vested in October 2002. In the prior year periods, significant costs were incurred for programming wages and renting databases. For example, we incurred a total of $49,795 for commission, wages and subcontracting expenses for the quarter ended September 30, 2002, compared to $62,231 for the quarter ended
September 30, 2001. Similarly, we incurred $16,297 in media costs for the quarter ended September 30, 2002, compared to $339,528 for the quarter ended September 30, 2001. Over the past year, we have significantly grown the internal database used for CRM services, reduced the programming workforce, and relied less on renting databases from third parties. However, each of the foregoing costs will increase should we grow. Hardware costs decreased significantly as a result of the previously mentioned discontinuation in this product line.

GENERAL  AND  ADMINISTRATIVE  EXPENSES
--------------------------------------
General and Administrative (G&A) expenses for the quarters ended September 30, 2002 and 2001, were $182,826 and $78,793, respectively. For the third quarter of 2002, $35,518 consisted of management fees for the services of our executive management; $33,419 consisted of legal, accounting, and consulting fees, of which, a substantial portion of these fees are incurred because we are a public company. For third quarter of 2001, G&A expenses totaled $78,793, of which $24,000 was for management fees paid to our President and Vice President, and $5,366 was for legal, accounting, and consulting fees. A significant portion of the databases acquired at the end of 2001 were placed into service and led to the increase in depreciation and amortization. G&A expense for the nine months ended September 30, 2002 and 2001, were $514,317 and $312,498, respectively. The significant changes between nine month periods were an increase in depreciation and amortization of approximately $136,000 due to additional database acquisitions being placed in service; an increase in legal, accounting, and consulting fees of approximately $72,000 due to our increased complexity and business activity; a decrease in advertising of approximately $9,000; and a decrease in bad debts of approximately $20,000.

LIQUIDITY  AND  CAPITAL  RESOURCES
----------------------------------
As of September 30, 2002, we had $287,991 in cash and cash equivalents, a decrease of $301,713 since June 30, 2002, and $977,466 since December 31, 2001. The significant decrease in cash as compared to year end is primarily attributable to two factors: losses from operations and a delay in cash disbursements for three significant operational expenses. Losses from operations may continue in the future as we shift our revenue model from our existing product line to developing and selling new proprietary software. If revenues and spending levels are not adjusted accordingly, we may not generate sufficient revenues to achieve sustained profitability. Even if sustained profitability is achieved, we may not sustain or increase such profitability on a quarterly or annual basis in the future. Our policy is to pay all operational expenses when due, provided the vendor, in the normal course of business, has satisfied all necessary conditions for payment. As a result, we had outstanding payable balances totaling approximately $650,000 with three vendors at the end of 2001 that remained unpaid by us until late second quarter and early third quarter of 2002. Payments to these vendors were delayed until sufficient instructions for payment were received by us, and until the goods and services purchased were received in a manner acceptable to us. As of September 30, 2002, our accounts payable aging was as follows:


Current          $  31,849
31-60  days          9,182
61-90  days              -
91+  days              (45)
                 ---------
Total            $  40,986
                 =========

We have no long-term debt. We believe that our available cash, together with operating revenues, will be sufficient to fund our working capital requirements. We further believe that we have and can generate sufficient liquidity to implement our expansion activities. We have no long-term employment contracts and can reduce our work-force, as necessary, if revenues are not sufficient to support our existing operations or until additional funding can be obtained.

We will require additional capital to fund expansion, take advantage of acquisition opportunities, develop or enhance services, or respond to competitive pressures. We cannot be certain that any required additional financing will be available on terms favorable to us. If additional funds are raised by the issuance of our equity securities, such as through the issuance and exercise of warrants, then existing stockholders will experience dilution of their ownership interest. If additional funds are raised by the issuance of debt or other equity instruments, we may be subject to certain limitations in our operations, and issuance of such securities may have rights senior to those of the then existing holders of common stock. If adequate funds are not available or not available on acceptable terms, we may be unable to fund expansion, develop or enhance services or respond to competitive pressures.

CRITICAL  ACCOUNTING  POLICIES
-------------------------------
In the ordinary course of business, the company has made a number of estimates and assumptions relating to the reporting of results of operations and financial condition in the preparation of its financial statements in conformity with accounting principles generally accepted in the United States. Actual results could differ significantly from those estimates under different assumptions and conditions. We believe that the following discussion addresses our most critical accounting policies, which are those that are most important to the portrayal of our financial condition and results. We are constantly re-evaluating those significant factors and makes adjustments where facts and circumstances dictate. Historically, actual results have not significantly deviated from those determined using the necessary estimates inherent in the preparation of financial statements. Estimates and assumptions include, but are not limited to, customer receivables, inventories, office equipment, databases and domain name lives, deferred income tax benefits, contingencies and litigation. We have also chosen certain accounting policies when options were available, including:

*  The  first-in,  first-out  (FIFO)  method  to  value  our  inventories;  and

* The intrinsic value method, or APB Opinion No. 25, to account for our common stock incentive awards; and

* We record an allowance for credit losses based on estimates of customers' ability to pay. If the financial condition of our customers were to deteriorate, additional allowances may be required.

These accounting policies are applied consistently for all years presented. Our operating results would be affected if other alternatives were used. Information about the impact on our operating results is included in the notes to our financial statements.

                             SELECTED FINANCIAL DATA



       STRATABASE
                       SUPPLEMENTARY FINANCIAL INFORMATION

                                                      2002 QUARTER ENDED
                                         ---------------------------------------
                                          SEPTEMBER 30     JUNE 30     MARCH 31
                                         --------------  -----------  ----------
STATEMENT OF OPERATIONS DATA
  Revenues                               $      70,503   $   68,971   $  280,061
  Net revenues (operating
    expenses)                                 (154,805)     (95,923)     191,251
  General and administrative expenses          182,826      222,776      108,715
  Net income (loss)                           (321,428)    (285,914)      56,558
  Dividends declared                                 -            -            -
EARNINGS (LOSS) PER SHARE OF
  COMMON STOCK
    Basic                                $       (0.04)  $    (0.04)  $     0.01
    Diluted                                      (0.04)       (0.04)        0.01
    Dividends per share                              -            -            -
BALANCE SHEET DATA
  Total assets                           $   1,183,539   $1,775,317   $1,980,410
  Long-term obligations                  $           -   $        -   $        -
  Average shares outstanding - diluted       8,033,372    7,928,372    8,144,486



                                                       2001 QUARTER ENDED
                                         ----------------------------------------------------
                                         DECEMBER 31   SEPTEMBER 30     JUNE 30     MARCH 31
                                         ------------  -------------  -----------  ----------
STATEMENT OF OPERATIONS DATA
  Revenues                               $  1,458,768  $     514,292  $   93,435   $  293,957
  Net revenues (operating
    expenses)                                 626,961         93,444     (66,723)      99,668
  General and administrative expenses         128,903         78,793     136,117       97,758
  Net income (loss)                           600,632         15,338    (198,986)       4,262
  Dividends declared                                -              -           -            -
EARNINGS (LOSS) PER SHARE OF
  COMMON STOCK
    Basic                                $       0.09  $           -  $    (0.03)  $        -
    Diluted                                      0.08              -       (0.03)           -
    Dividends per share                             -              -           -            -
BALANCE SHEET DATA
  Total assets                           $  2,040,229  $     751,288  $  371,382   $  522,564
  Long-term obligations                  $          -  $           -  $        -   $        -
  Average shares outstanding - diluted      8,255,454      7,718,372   7,368,372    6,675,279



                                                        2000 QUARTER ENDED
                                         ------------------------------------------------------
                                         DECEMBER 31    SEPTEMBER 30     JUNE 30     MARCH 31
                                         ------------  --------------  -----------  -----------
STATEMENT OF OPERATIONS DATA
  Revenues                               $    671,959  $     282,939   $  177,995   $  180,686
  Net revenues (operating
    expenses)                                 188,852         34,543          972       28,901
  Selling, general and
    administrative expenses                   116,190         96,170       70,995       74,128
  Net income (loss)                            59,944        (59,075)     (64,410)     (33,515)
  Dividends declared                                -              -            -            -
EARNINGS (LOSS) PER SHARE OF
  COMMON STOCK
    Basic                                $       0.01  $       (0.01)  $    (0.01)  $    (0.01)
    Diluted                                      0.01          (0.01)       (0.01)       (0.01)
    Dividends per share                             -              -            -            -
BALANCE SHEET DATA
  Total assets                           $    577,157  $     610,790   $  418,748   $  525,592
  Long-term obligations                  $          -  $           -   $        -   $        -
  Average shares outstanding - diluted      6,653,772      6,353,772    6,353,772    6,083,772

                MARKET PRICES, DIVIDENDS AND TRADING INFORMATION

Stratabase  Common  Stock

In July 2000 our common stock began trading on the Nasdaq Stock Market, Inc. Over the Counter Bulletin Board under the symbol "SBSF.OB". The following table sets forth the range of high and low bid prices of our common stock for the quarters indicated through the fourth quarter of 2001 and 2000, and the first three quarters of 2002, respectively:

Calendar  Year          High  Bid     Low  Bid

2002:
-----
First  quarter          $____     $____
Second  quarter         $____     $____
Third  quarter          $____     $____


2001:
-----
First  quarter          $1.84     $0.75
Second  quarter         $2.50     $0.63
Third  quarter          $2.50     $1.01
Fourth  quarter         $2.00     $1.20

2000:
-----
First  quarter          N/A     N/A
Second  quarter         N/A     N/A
Third  quarter          $3.00     $1.375
Fourth  quarter         $1.875     $0.75

The quotations reflect inter-dealer prices, without retail markups, markdowns, or commissions and do not necessarily represent actual transactions. The quotations were derived from the National Quotation Bureau OTC Market Report. We estimate that as of December 2002 there were approximately 98 holders of record of the Common Stock.

Our  Transfer  Agent

We have appointed Securities Transfer Corp., with offices at 2591 Dallas Parkway, Suite 102, Frisco, TX 75034, (469) 633-0101, as transfer agent for our shares. The transfer agent is responsible for all record-keeping and administrative functions in connection with the common shares of stock.


Dividend  Policy

We have never declared or paid any cash dividends on our common stock nor do we anticipate paying any in the foreseeable future. Furthermore, we expect to retain any future earnings to finance our operations and expansion. The payment of cash dividends in the future will be at the discretion of our Board of Directors and will depend upon our earnings levels, capital requirements, any restrictive loan covenants and other factors the Board considers relevant.

                                   MANAGEMENT

          Our  present  officers  and  directors  are  as  follows:


NAME                   AGE     POSITION


Trevor  Newton         33     President,  Secretary, Treasurer, Chief Executive
Officer

Fred  Coombes          49     Vice  President  of  Corporate  Development  and
Director

Scott  Praille         34     Director


TREVOR NEWTON, since our incorporation to the present, has been our President, Secretary, Treasurer and Chief Executive Officer. Mr. Newton oversees all aspects of operations and business development for the company. Mr. Newton graduated from Simon Fraser University in 1993 with a Masters Degree in Economics, and from the University of Victoria in 1991 with a Bachelor of Science degree in Economics. From 1994 to 1995 Mr. Newton taught Economics and Statistics at the University College of Fraser Valley, and from February 1996 until October 1996, Mr. Newton was a registered representative with a broker-dealer. From October 1996 until 1999, Mr. Newton was employed at a company which ran a financial website published financial information, such as stock quotes and news, to its users 24 hours a day. His responsibilities included the overseeing of all aspects of operations such as programming, content development, technical infrastructure and marketing.

FRED COOMBES, since our inception to the present, has been one of our Directors and since January 20, 1999, to the present our Vice-President of Corporate

Development. Since 1987 to the present, Mr. Coombes has also acted as the President of Co-ab Marketing, Ltd., an investor and corporate relations firm. Presently, he devotes himself fulltime to our affairs.

SCOTT PRAILLE has served on our Board of Directors of Stratabase since October 2002. Mr. Praille is a financial professional who has been employed by leading companies such as Placer Dome and Westcoast Energy, and was a Senior Accountant for Price Waterhouse, where his responsibilities included the planning of financial statement audits and ensuring Canadian and U.S. GAAP compliance. His duties have also included assessment of adequate financial statement disclosure; preparing and reviewing financial information including pro-forma financial statements for prospectuses, information circulars and other offering documents related to acquisitions, mergers and the issuance of debt and equity securities; evaluating public company operating results through financial statement and financial ratio analysis; and reviewing financial internal control systems and preparing reports for presentation to Audit Committees and Boards of Directors. Mr. Praille has extensive experience in public company financial reporting including compliance with Canadian and U.S. securities exchange requirements and the preparation and review of financial statements. Mr. Praille currently is the director of finance for Inflazyme Pharmaceuticals. Mr. Praille has earned the following designations: Chartered Accountant (BC, 1996), Certified Public Accountant (Illinois, 2001), and a Bachelor of Science Degree (Simon Fraser University, 1989).

Our directors have been elected to serve until the next annual meeting of stockholders and until their successor(s) have been elected and qualified, or until death, resignation or removal.

SECTION  16(A)  BENEFICIAL  OWNERSHIP  REPORTING  COMPLIANCE

We are not aware of any instances in fiscal year 2001 when an executive officer, director or owners of more than 10% of the outstanding shares of our common stock failed to comply with the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, other than the Form 3 which should have been filed by our director Scott Praille.

                             EXECUTIVE COMPENSATION

The following table sets forth information with respect to compensation we paid for the years ended December 31, 2001, 2000 and 1999, for services of the executive officers. We have not paid any executive officer in excess of $100,000 (including salaries and benefits) during the years ended December 31, 2001, 2000 or 1999.

SUMMARY  OF  ANNUAL  COMPENSATION

Name  and                            Year  ended         Year  ended          Period  ended
Principal Position                  December 31, 2001   December 31, 2000   December 31, 1999
-------------------               -------------------- ------------------- ------------------

Trevor  Newton,  Chairman  of
the  Board,  President,  Secretary,
Treasurer  and  Chief  Operating  and
Executive  Officer                        $60,000               $60,000     $55,000


Fred  Coombes,
Vice  President  of  Corporate
Development  and  Director                $36,000               $36,000     $0




                      OPTION/SAR GRANTS IN LAST FISCAL YEAR
                               (INDIVIDUAL GRANTS)


                         Percent Of
                          Number Of        Total          Exercise
                         Securities     Options/SARs       or Base
                         Underlying      Granted To         Price
                        Options/SARs    Employees In       ($/Sh)       Expiration Date
Name                     Granted (#)    Fiscal Year
(a)                          (b)            (c)              (d)              (e)
---------------------- -------------- ----------------- -------------- -----------------
Trevor Newton,
President, Secretary,
Treasurer, Chairman
of the Board of          225,000/0      31.91%/0%           $  0.60      April 10, 2011
Directors, Chief
Operating and
Executive Officer




               AGGREGATE OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                         AND FY-END OPTIONS/SAR VALUES

                               Number Of
                              Unexercised       Value Of
                              Securities      Unexercised
                                Shares         Underlying      In-The-Money
                              Acquired On     Options/SARs     Option/SARs
                               Exercise      Value Realized   At FY-End (#)    At FY-End ($)
                             Exercisable/     Exercisable/
Name                              (#)             ($)         Unexercisable    Unexercisable
(a)                               (b)             (c)              (d)              (e)
-------------------------- ---------------- ----------------- --------------- -----------------
Trevor Newton, President,
Secretary, Treasurer,
Chairman of the Board of
Directors, Chief Operating
and Executive Officer              400,000  $        200,000       225,000/0  $  274,500/$-0-
-------------------------- ---------------- ----------------- --------------- -----------------

Fred Coombes, Vice
President of Corporate
Development and Director           350,000  $        350,000             0/0  $      -0-/$-0-
-------------------------- ---------------- ----------------- --------------- -----------------


If the plan of conversion is adopted, the salaries and compensation of our officers and directors of the British Columbian company are expected to remain the same.

                           RELATED PARTY TRANSACTIONS

During the 2001 fiscal year, we paid fees of $60,000 for the services of Mr. Trevor Newton, the President, Chief Executive Officer, Secretary and Treasurer, and $36,000 for the services of Mr. Fred Coombes, the Vice President of Corporate Development.

We have no employment or any similar agreements with the foregoing individuals. During the 2001 fiscal year, we loaned to each of Messrs. Newton and Coombes $200,000 and $175,000, respectively, to exercise options held by such individuals. The notes receivable from each of Messrs. Newton and Coombes are non-interest bearing and are to be paid from the proceeds from the sale of the stock acquired through the exercise of the stock options. If no stock is sold, the notes are due and payable on April 1, 2003. As of the date of this registration statement/proxy, neither Mr. Newton nor Mr. Coombes has sold any shares of our stock.

                               SECURITY OWNERSHIP

The following provides the names and addresses of (i) each person known to us to beneficially own more than 5% of our outstanding shares of common stock; (ii) each of our officers and directors; and (iii) all of our officers and directors as a group. Except as otherwise indicated, all shares are owned directly.

As of November 15, 2002, there were 8,033,372 shares of common stock outstanding, plus 477,510 vested stock options to purchase our common stock at prices ranging from $0.50 to $1.45 per share.


 Officers, Directors,
   5% Shareholder                      No. of Shares     Beneficial Ownership %
-------------------------          ------------------    ----------------------
Trevor  Newton
c/o  Stratabase
34595  3rd  Avenue
Abbotsford,  B.C.
V2S  8B7  Canada
                                           2,935,400 (1)     36.54%
Mary  Martin
248  West  Park  Avenue
Long Beach, NY 11561                       1,202,072 (2)     14.96%

Fred  Coombes
c/o  Stratabase
34595  3rd  Avenue
Abbotsford,  B.C.
V2S  8B7  Canada                           1,042,300 (3)     12.97%

New  Horizons  LP
248  West  Park  Avenue
Long Beach, NY  1151                        538,925          6.71%

Scott  Praille
c/o  Stratabase
34595  3rd  Avenue
Abbotsford,  B.C.
V2S 8B7 Canada                              10,000(4)     Less than 1%

All  Directors  and  executive
officers  as  a Group (3 persons)*       4,049,061          50.4%

__________

(1) Includes 225,000 options to purchase common stock at a purchase price of $0.60 per share, all of which are vested.

(2) The general partner and a minority limited partner of New Horizons LP is Joe MacDonald, who is married to Mary Martin. The number indicated above does not include the shares owned by New Horizons LP, all of which Ms. Martin disclaims beneficial ownership.

(3) Includes 30,000 shares of common stock owned by Mr. Coombes' daughters, Candice Coombes, Mackenzie Coombes and Carley Coombes.

(4) Scott Praille was granted 100,000 options pursuant to the 2002 Stock Option Plan to purchase common stock at a purchase price of $1.30 per share. Of these options, only 10,000 are currently vested. The balance of his options vest as follows: 15,000 on June 23, 2003; 15,000 on June 23, 2004; 20,000 on December
31,  2004;  20,000  on  June  23,  2005  and  20,000  on  December  31,  2002.

*  These shares are attributed to Trevor Newton, Fred Coombes and Scott Praille.

The persons or entities named in this table, based upon the information they have provided to us, have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

                          DESCRIPTION OF CAPITAL STOCK

We are currently authorized to issue 25,000,000 shares of common stock and 1,000,000 shares of preferred stock. As of today, we have issued, 8,033,372 shares of common stock.

Each share of our common stock has equal, noncumulative voting rights and participates equally in dividends, if any. The common stock has no sinking fund provisions applicable to it. The shares are fully paid for and nonassessable when issued. In addition, we have issued an aggregate of 1,750,000 options to purchase our common stock at a price range of $.50 - $1.45 per share pursuant to our 2000 Stock Incentive Plan, consisting of a share purchase plan and a share option plan, of which 1,050,000 had been exercised at December 31, 2001. Shares fully vested at December 31, 2001, totaled 477,500. We reserved 1,750,000 shares for grant to employees and directors under the 2002 Stock Incentive Plan and have issued 330,000 of such shares to date. Except for these warrants and options, there are no outstanding options, warrants, or rights to purchase any of the securities of the company.

We authorized the issuance of up 1,000,000 shares of preferred stock, with timing and terms at the discretion of the board of directors. No shares of preferred stock have been issued as of the date of this prospectus.

                              STOCKHOLDER PROPOSALS

Stockholders of Stratabase may submit proposals to be considered for stockholder action at the Special Meeting of Stockholders if they do so in accordance with applicable regulations of the SEC and the laws of the State of Nevada. In order to be considered for inclusion in the proxy statement for the meeting, the Secretary must receive proposals no later than _____, 2003. Stockholder proposals should be addressed to the Secretary, 34595 3rd Avenue, Suite 101, Abbotsford, BC, V2S.8B7, Canada.

                                     EXPERTS

The financial statements referred to in this prospectus and elsewhere in the registration statement have been audited by Moss Adams LLP, independent public accountants, as indicated in their reports with respect thereto, and are included in reliance upon the authority of said firm as experts in giving said reports.

                                  LEGAL MATTERS

The validity of the issuance of common stock offered hereby will be passed upon for Stratabase by Clark, Wilson, Barristers & Solicitors, Vancouver, Canada.


                              AVAILABLE INFORMATION
Stratabase has been and is currently subject to the informational requirements of the Securities Exchange Act of 1934, as amended. In accordance with those requirements, we file, and after the conversion will file reports and other information with the Securities and Exchange Commission. Such reports and other information can be inspected and copied at the public reference facilities maintained by the SEC in Room 1024, 450 Fifth Street, NW, Washington, D.C.
20549. Copies of such material may also be obtained at prescribed rates by writing to the SEC's Public Reference Section, 450 Fifth Street, NW, Washington, D.C. 20549 upon payment of the fees prescribed by the SEC. Please call the SEC at 1-800-SEC-0330 for more information on the operation of its public reference rooms. The SEC also maintains a Web site that contains reports, proxy and information statements and other materials that are filed through the SEC's Electronic Data Gathering, Analysis, and Retrieval (EDGAR) system. This Web Site can be accessed at http://www.sec.gov. Our reports, registration statements, proxy and information statements and other information that we file electronically with the SEC are available on this site.

This proxy statement/prospectus does not contain all the information set forth in that registration statement and the related exhibits. Statements herein concerning the contents of any contract or other document are not necessarily complete, and in each instance reference is made to such contract or other document filed with the SEC or included as an exhibit, or otherwise, each such contract or document being qualified by and subject to such reference in all respects. The registration statement and any subsequent amendments, including exhibits filed as a part of the registration statement, are available for inspection and copying as set forth above.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this proxy statement/ prospectus, and information filed later with the SEC will update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under
Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 after the date of this proxy statement/prospectus and before the date of the conversion.

    (a)  Annual  Report  on Form 10-KSB for the fiscal year ended December 31,
         2001;

    (b) Quarterly Reports on Form 10-QSB for the quarters ended March 31, 2002, June 30, 2002 and September 30, 2002; and

    (c)  Form  S-8  filed  on  February  12,  2002.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

 Secretary
 Stratabase
 34595  3rd  Avenue
 Abbotsford,  B.C.  V2S  8B7
 (604)  504-5811

You should rely only on the information incorporated by reference or provided in this proxy statement/prospectus. We have authorized no one to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this proxy statement/prospectus is accurate as of any date other than the date on the front of the document.

 This proxy statement/prospectus is accompanied by a copy of Stratabase's 2002 Form 10-KSB, the June 30, 2002 Form 10-QSB and September 30, 2002 Form 10-QSB.

           CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

Information included or incorporated by reference in this proxy statement/prospectus may include "forward-looking statements". This information may involve known and unknown risks, uncertainties and other factors which could cause actual results, financial performance, operating performance or achievements expressed or implied by such forward-looking statements not to occur or be realized. Such forward-looking statements generally are based upon our best estimates of future results, performance or achievement and based upon current conditions and the most recent results of operations. Forward-looking statements may be identified by the use of forward-looking terminology such as "believes," "could," "possibly," "probably," "anticipates," "estimates," "projects," "expects," "may," "will," or "should" or the negative thereof or other variations thereon or comparable terminology.

This proxy statement/prospectus contains forward-looking statements, including statements regarding, among other things, our projected sales and profitability, our growth strategies, anticipated trends in our industry and our future plans. These statements may be found under "Business", as well as in this proxy statement/prospectus generally. Our actual results or events may differ materially from the results discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under "Risk Factors" and elsewhere in this proxy statement/ prospectus.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Moreover, we do not assume responsibility for the accuracy or completeness of the forward-looking statements after the date of this prospectus.

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item  20.  Indemnification  of  Directors  and  Officers.

Nevada law permits a company to indemnify its directors and officers, except for any act of dishonesty. Stratabase has provided in its by-laws for the indemnification of officers and directors to the fullest extent possible under Nevada law against expenses (including attorney's fees), judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of ours. In addition, Stratabase has the power, to the maximum extent and in the manner permitted by Nevada Revised Statutes, to indemnify each of our employees and agents (other than directors and officers) against expenses
(including attorneys' fees), judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact that such person is or was an agent of Stratabase.

The Certificate of Incorporation of Stratabase limits or eliminates the personal liability of its officers and directors for damages resulting from breaches of their fiduciary duty for acts or omissions except for damages resulting from acts or omissions which involve intentional misconduct, fraud, a knowing violation of law, or the inappropriate payment of dividends in violation of Nevada Revised Statutes.

Item  21.  Exhibits.



3.1     Certificate  of  Incorporation  of  Registrant  (a)
3.2 Registrant's Certificate of Amendment of Registrant's Certificate of Incorporation (b)
3.3     By-Laws  of  Registrant  (a)
3.4     Articles  of  Continuance  -  Articles  and By-Laws of Stratabase Canada
4.1     Specimen  common  stock  certificate  (a)
5.1     Legal  opinion  of  Clark,  Wilson,  Barristers  &  Solicitors
10.2    Lease  with  SGS  Enterprises  (a)
10.3    Internet  Business  Service  Agreement  with  BCTEL  (c)
10.4    Distributor  Agreement  with  COMTEX(c)
10.5    Stock  Option  Plan  (d)
10.6    Internetworking  Services  Agreement  with  Telus  Advanced
        Communications  (a)
10.7    Lease  Agreement  with  George  P.  and  Sandra  J.  Andreasen  (c)
10.8    2002  Stock  Option  Plan  (e)
23.1    Consent  of  Moss  Adams  LLP
23.2    Consent  of  Clark, Wilson, Barristers & Solicitors (included in Exhbit
        5.1)
99.1    Form  of  proxy  for  holders  of  common  stock  for  special meeting.

(a)  Previously  filed  with  the  Company's  Form  SB-2  on  August  8,  1999.
(b)  Previously  filed  with  the  Company's Information Statement in June 2001.
(c) Previously filed with the Company's Form 10-KSB for the year ended December 31, 2000.
(d)  Previously  filed  with  the  Company's  Form  S-8  on  January  29,  2000.
(e)  Previously  filed  with  the Company's Form S-8 filed on February 12, 2002.


Item  22.  Undertakings.

The  undersigned  registrant  hereby  undertakes  that  it  will:

     (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

     (i) Include any prospectus required by Section 10(a) (3) of the Securities Act;

     (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

     (iii) Include any additional or changed material information on the plan of distribution.

     (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

     (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as express in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any such action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     (4) Respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (5) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Abbotsford, Canada, on January 8, 2003.

                                   STRATABASE

                                   By  /s/  Trevor  Newton
                                   ------------------------------------
                                   Trevor  Newton
                                   President, Chairman, Chief Executive Officer, Secretary and Treasurer
                                   (principal executive officer and principal financial officer)


                                   By  /s/  Fred  Coombes
                                   -----------------------------------
                                   Fred  Coombes
                                   Vice  President  of  Corporate  Development




Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.




/s/ Trevor Newton
__________________
Trevor  Newton          Director          Dated:  January 8, 2003

/s/ Fred Coombes
__________________
Fred  Coombes           Director          Dated:  January 8, 2003

/s/ Scott Praille
__________________
Scott  Praille          Director          Dated:  January 8, 2003